Exhibit 4.2

GRAPHIC PACKAGING INTERNATIONAL, LLC

and

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC,

and the other Guarantors from time to time parties hereto,

as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF March 8, 2021

0.821% SENIOR SECURED NOTES DUE 2024

and

1.512% SENIOR SECURED NOTES DUE 2026

-i-

-ii-

-iii-

-iv-

-v-

Certain Sections of this Supplemental Indenture relating to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	709
(a)(2)	709
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	708
§ 311(a)	713
(b)	713
(b)(2)	803
§ 312(a)	801; 802
(b)	802
(c)	802
§ 313(a)	803
(b)	803
(c)	803
(d)	803
§ 314(a)	405
(a)(4)	106; 406
(b)	Not Applicable
(c)(1)	106
(c)(2)	106
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	106
§ 315(a)	701
(b)	702; 803
(c)	701
(d)	701
(d)(1)	701
(d)(2)	701
(d)(3)	612
(e)	614
§ 316(a)	612; 613
(a)(1)(A)	602; 612
(a)(1)(B)	613
(a)(2)	Not Applicable
(b)	608
(c)	104
§ 317(a)(1)	603
(a)(2)	604
(b)	403
§ 318(a)	107

This cross-reference table shall not for any purpose be deemed to be part of this Supplemental Indenture.

SIXTH SUPPLEMENTAL INDENTURE, dated as of March 8, 2021 (this “Supplemental Indenture”), among Graphic Packaging International, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), Graphic Packaging International Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“Parent”), and the other Guarantors party hereto, as Guarantors; and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as the Trustee (in such capacity, the “Trustee”) and the Collateral Agent (in such capacity, the “Collateral Agent”) to the Indenture, dated as of November 6, 2014, between Graphic Packaging International, Inc., a Delaware corporation, and predecessor-in-interest to the Company, the Guarantors party thereto and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), which Base Indenture has been supplemented prior to the date hereof by the First Supplemental Indenture dated as of November 6, 2014, the Second Supplemental Indenture, dated as of August 11, 2016, the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2022), the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2024), the Third Supplemental Indenture, dated as of June 25, 2019, the Fourth Supplemental Indenture, dated as of March 6, 2020, and the Fifth Supplemental Indenture, dated as of August 28, 2020.

RECITALS OF THE COMPANY AND GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Base Indenture, providing for the issuance from time to time of the Company’s debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series.

WHEREAS, Sections 3.01 and 9.01(5) of the Base Indenture permits the Company, the Guarantors and the Trustee to supplement the Base Indenture to, among other things, provide for the issuance of new series of notes or other evidence of indebtedness and to establish the form and terms of any series of Securities;

WHEREAS, the Company desires to provide for the establishment of (i) a new series of Securities in an initial aggregate principal amount of $400.0 million to be designated the “0.821% Senior Secured Notes due 2024” (hereinafter called the “2024 Initial Notes”) under the Indenture and (ii) a new series of Securities in an initial aggregate principal amount of $400.0 million to be designated the “1.512% Senior Secured Notes due 2026” (hereinafter called the “2026 Initial Notes” and, together with the 2024 Initial Notes, the “Initial Notes”) under the Indenture, in each case, the form and substance of such Initial Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;

WHEREAS, from time to time subsequent to the date hereof, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue (i) additional senior secured notes of the same series as the 2024 Initial Notes in accordance with this Supplemental Indenture (the “2024 Additional Notes” and, together with the 2024 Initial Notes, the “ 2024 Notes”) and (ii) additional senior secured notes of the same series as the 2026 Initial Notes in accordance with this Supplemental Indenture (the “2026 Additional Notes” and, together with the 2026 Initial Notes, the “ 2026 Notes” and, the 2024 Notes and the 2026 Notes, collectively, the “Notes” and each a “series” of the Notes), in each case, pursuant to this Supplemental Indenture;

WHEREAS, all things necessary have been done to make each series of the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of each series of the Notes established by this Supplemental Indenture by the Holders (as defined below) thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders of such applicable series, as follows:

INTRODUCTORY ARTICLE

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF THE NOTES

Application of this Supplemental Indenture. This Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Supplemental Indenture, shall apply to each series of the Notes) in respect of each series of the Notes. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of each series of the Notes and the parties hereto and any such provisions shall not be deemed to apply to any other series of Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to each series of the Notes. All Initial Notes of any series and, if any, Additional Notes of such series thereon, will be treated as a single class for all purposes of this Supplemental Indenture, including waivers, amendments, redemptions and offers to purchase. Likewise, all Notes of any series will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

The Trustee. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors and upon which each of the Trustee and the Collateral Agent is entitled to fully and conclusively rely.

Effect of Supplemental Indenture. With respect to each series of the Notes only, the Base Indenture shall be supplemented and amended pursuant to Section 9.01 thereof to establish the form and terms of each series of the Notes as set forth in this Supplemental Indenture, including as follows:

(a)    Definitions and Provisions of General Application. The definitions and provisions of general application set forth in Article I of the Base Indenture are deleted and replaced in their entirety by the provisions of Article I of this Supplemental Indenture;

(b)    Issuance of Notes and the Notes. The provisions of Articles II and III of the Base Indenture are deleted and replaced in their entirety by the provisions of Articles II and III of this Supplemental Indenture;

(c)    Satisfaction and Discharge. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article XI of this Supplemental Indenture;

(d)    Defaults and Remedies. The provisions of Article V of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VI of this Supplemental Indenture;

(e)    The Trustee and the Collateral Agent. The provisions of Article VI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture;

(f)    Holders’ Lists and Reports by Trustee and the Company. The provisions of Article VII of the Base Indenture are deleted and replaced in their entirety by Article VIII of this Supplemental Indenture;

(g)    Successors. The provisions of Article VIII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article V of this Supplemental Indenture.

(h)    Supplemental Indentures. The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article XIV of this Supplemental Indenture;

(i)    Covenants. The provisions of Article X of the Base Indenture are deleted and replaced in their entirety by the provisions of Article IV of this Supplemental Indenture;

(j)    Redemption. The provisions of Article XI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article X of this Supplemental Indenture; and

(k)    Legal Defeasance and Covenant Defeasance. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article XI of this Supplemental Indenture.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (k) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to each series of the Notes.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.    Definitions.

“2024 Notes” means $400,000,000 aggregate principal amount of the Company’s 0.821% Senior Secured Notes due 2024.

“2026 Notes” means $400,000,000 aggregate principal amount of the Company’s 1.512% Senior Secured Notes due 2026.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or any of the Subsidiaries or assumed by the Company or any Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation.

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of the Intercreditor Agreement (or any successor provisions) have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, bridge loans, letters of credit, notes or other debt or borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest (including, without limitation, any interest, fees and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding), (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Parties” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor (as defined in the Intercreditor Agreement) under any related Additional First Lien Documents.

“Additional Notes” means any 2024 Additional Notes and any 2026 Additional Notes (each as defined in the recitals hereto) issued under this Supplemental Indenture in addition to the Initial Notes (other than any Notes of any series issued pursuant to Section 304, 305, 306 or 1008).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes of one or more series.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Term Loan Agreement Obligations, the Term Loan Facility Collateral Agent, and (iii) in the case of any Series of Additional First Lien

Obligations or Additional First Lien Secured Parties that become subject to the Intercreditor Agreement after the Original Intercreditor Agreement Date, the Additional Agent named for such Series in the applicable Joinder Agreement (as defined in the Intercreditor Agreement).

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Code” means Title 11 U.S.C., as now or hereinafter in effect, as modified, supplemented, or amended, from time to time, or any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Parent or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Board of Directors” means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

“Borrowing Base” means the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Subsidiaries and (2) 85% of Receivables of the Company and its Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, other than any such lease obligations which in accordance with GAAP, as in effect on or prior to December 31, 2018, were not required to be classified and accounted for as a capitalized lease. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under any Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended, (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors and (f) any other investments in cash equivalents as described in the Company’s investment policy, as such investment policy has been approved by the Board of Directors.

“CFC Holdco” means a Subsidiary substantially all the assets of which consist of Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries that are treated as “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of one or more of the following events:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of Holdings, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Holdings and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner; or

(ii)    the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or Holdings, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner.

“Change of Control Offer” has the meaning set forth in Section 409(a).

“Change of Control Payment Date” has the meaning set forth in Section 409(b)(2).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets in which Liens are, or are purported to be, granted pursuant to the Security Documents.

“Collateral Agreement” means the Collateral Agreement, to be dated as of the Issue Date, by and among the Company and the Guarantors, as grantors and granting parties, and the Collateral Agent, as amended, supplemented and otherwise modified from time to time.

“Collateral Release Date” means (a) the date, after the Issue Date, or (b) the date, after each Collateral Re-Pledge Date, in each case, on which the Debt Ratings shall reach at least (i) BBB- by S&P and Ba1 by Moody’s or (ii) BB+ by S&P and Baa3 by Moody’s, in each case with a “stable” or “positive” outlook.

“Collateral Release Period” means any period from and including the Collateral Release Date to the Collateral Re-Pledge Date, if any.

“Collateral Re-Pledge Date” means the date, after any Collateral Release Date, on which (a) either of the Debt Ratings, as determined by either S&P or Moody’s, shall be BB or lower or Ba2 or lower, respectively, (b) the Debt Ratings, as determined by both S&P and Moody’s, shall be BB+ or lower and Ba1 or lower, respectively, or (c) the Company only has one, or does not have any, Debt Ratings.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Subsidiary of the Company designed to protect the Company or any of its Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Subsidiaries and not for speculative purposes.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Graphic Packaging International, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Company Request,” and “Company Order” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted or not included in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Receivables Fees, (iii) depreciation, amortization (including, but not limited to, amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, investment or Indebtedness permitted by this Supplemental Indenture (whether or not consummated or incurred), (v) the amount of any minority interest expense, (vi) litigation costs and expenses for non-ordinary course litigation, (vii) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruptions, and (viii) losses or gains from discontinued operations.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Subsidiaries to the extent deducted or not included in calculating Consolidated Net Income, net of any interest income of the Company and its Subsidiaries, including, without limitation, any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been guaranteed by the Company or any Subsidiary, but only to the extent that such interest is actually paid by the Company or any Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Capital Stock of the Company held by Persons other than the Company or a Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(i)    any net income (loss) of any Person if such Person is not a Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate investment of the Company or any of its Subsidiaries in such Person,

(ii)    [reserved],

(iii)    any gain or loss realized upon the sale or other disposition of any asset of the Company or any Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

(iv)    any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date),

(v)    the cumulative effect of a change in accounting principles,

(vi)    all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

(vii)    any unrealized gains or losses in respect of Currency Agreements,

(viii)    any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix)    any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

(x)    all other non-cash expenses, charges or costs (other than depreciation expense and amortization of intangible asset expense but in any event including within this clause (x) any impairment charges or write-down of other assets) and all non-cash gains or credits, in each case, to the extent reducing (or increasing) net income, and

(xi)    to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Subsidiary owing to the Company or any Subsidiary.

“Consolidated Secured Debt” means, as of any date of determination, the total Indebtedness shown on the consolidated balance sheet of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, that is secured by a Lien.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of:

(i)    (x) Consolidated Secured Debt as of the last day of the most recent fiscal quarter of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available, less (y) Unrestricted Cash and Cash Equivalents less (z) up to $2.0 billion of Indebtedness then outstanding on such date under any revolving credit facility established under any Credit Facility to

(ii)    the aggregate amount of Consolidated EBITDA of the Company and its Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available; provided, that:

(1)    if since the beginning of the period for which the Consolidated Secured Debt Ratio is being calculated the Company or any Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination, then the Consolidated Secured Debt Ratio shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred immediately prior to the last day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(2)    if since the beginning of the period for which the Consolidated Secured Debt Ratio is being calculated the Company or any Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), then the Consolidated Secured Debt Ratio shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness as if such Discharge had occurred immediately prior to the last day of such period,

(3)    if since the beginning of the period for which the Consolidated Secured Debt Ratio is being calculated the Company or any Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), then the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period,

(4)    if since the beginning of the period for which the Consolidated Secured Debt Ratio is being calculated the Company or any Subsidiary (by merger, consolidation or otherwise) shall have made an investment in any Person that thereby becomes a Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such investment or acquisition, a “Purchase”), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

(5)    if since the beginning of the period for which the Consolidated Secured Debt Ratio is being calculated any Person who became a Subsidiary was merged or consolidated with or into the Company or any Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Subsidiary during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, investment or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill), in each case shown on the consolidated balance sheet of the Company and its Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Copyright Licenses” means, with respect to the Company or any Guarantor, all United States written license agreements of the Company or such Guarantor providing for the grant by or to the Company or such Guarantor of any right to use any Copyright of the Company or such Guarantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Supplemental Indenture shall be principally administered, which office at the date of the execution of this instrument is located at 1349 W. Peachtree Street, NW, Two Midtown Plaza, Suite 1050, Atlanta, Georgia 30309, Attn: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning set forth in Section 1101(c).

“Credit Agreement Collateral Agent” means Bank of America, N.A., as collateral agent under the Third Amended and Restated Credit Agreement, together with its successors and assigns.

“Credit Agreement Documents” means the collective reference to the Senior Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, and any other documents, certificates, instruments or agreements executed and delivered by or on behalf of the Company or any Subsidiary in connection therewith, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced, extended, substituted or otherwise modified, in whole or in part, from time to time.

“Credit Agreement Obligations” means (i) the “Obligations” as defined in the Senior Credit Agreements and (ii) the “Obligations” as defined in the Collateral Agreement (as defined in the Senior Credit Agreements).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreements.

“Credit Facilities” means one or more of (i) the Senior Credit Facility and (ii) other facilities or arrangements (including pursuant to indentures) designated by the Company, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), note issuances, letters of credit or other Indebtedness, in each case, including all agreements, instruments, indentures, and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt Rating” means (a) the corporate family debt rating of the Company, as determined by Moody’s or (b) the corporate family debt rating of the Company, as determined by S&P, as applicable.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees or any successor thereto.

“Discharge” means, with respect to any Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Collateral in accordance with the terms of the documentation governing such Series of First Lien Obligations.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control”) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control”), in whole or in part, in each case on or prior to the final Stated Maturity of each series of the Notes.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Offering” means any public or private sale of the common stock of the Company, Parent or Holdings, other than any public offering with respect to the Company’s, Parent’s or Holdings’ common stock registered on Form S-8 or other issuances upon exercise of options by employees of the Company or any of its Subsidiaries.

“Event of Default” has the meaning provided in Section 601.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Property” means:

(i)    any Capital Stock in excess of 65% of the outstanding voting Capital Stock and 100% of the non-voting Capital Stock of each direct Foreign Subsidiary of the Company or any Guarantor or any CFC Holdco;

(ii)    any property or assets (including Capital Stock) owned by any Foreign Subsidiary or Excluded Subsidiary;

(iii)    any contract, lease, license or agreement or any asset or property subject to a purchase money security interest or similar arrangement permitted under the Indenture (including, without limitation, any Instruments (as defined in the UCC), Chattel Paper (as defined in the UCC), General Intangibles (as defined in the UCC), Fixtures (as defined in the UCC), Copyright Licenses, Patent Licenses or Trademark Licenses) (any of the foregoing, an “arrangement”), in each case, to the extent that a grant of a security interest therein would, under the express terms of such arrangement pursuant to which such Lien is granted (or the document or other arrangement providing for such obligation), violate or invalidate such contract, lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto, in each case after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws (and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable laws notwithstanding such prohibition);

(iv)    any interest in fee-owned real property or leased real property (including any requirement to deliver landlord waivers, estoppels and collateral access letters);

(v)    any Equipment (as defined in the UCC) and any fixed or capital assets subject to a Lien permitted by clause (8) of the definition of “Permitted Liens” securing Purchase Money Obligations or Capitalized Lease Obligations;

(vi)    Vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the UCC;

(vii)    Margin Stock (as set forth in Regulation U of the Board of Governors of the Federal Reserve System of the United States);

(viii)    any “intent to use” trademark application filed in the United States Patent and Trademark Office for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal laws;

(ix)    the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Parent, the Company or any of their respective Subsidiaries, as determined in the reasonable judgment of the Company and communicated in writing delivered to the Collateral Agent;

(x)    any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the UCC and other applicable laws;

(xi)    any asset or property the grant of a security interest in which would (A) require any governmental or regulatory consent, approval, license or authorization or third party consent (to the extent such consent has not been obtained and other than the consent of the Company or any of its Subsidiaries), or (B) be prohibited by applicable laws, except in each case to the extent such prohibition would be rendered ineffective under the UCC of any relevant jurisdiction or other applicable law notwithstanding such prohibition (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC) and other than proceeds and receivables thereof;

(xii)    all commercial tort claims;

(xiii)    accounts, property and other assets if such assets have been sold or otherwise transferred in connection with a Receivables Financing, a Sale and Leaseback Transaction permitted under the Indenture, or subject to any Liens permitted under clauses (xx) or (xxii) of the definition of “Permitted Liens”;

(xiv)    letter of credit rights, except to the extent such rights can be perfected by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement);

(xv)    any of the Capital Stock of (A) any Excluded Subsidiary to the extent the pledge of such Capital Stock is prohibited by any contractual obligation existing on the Issue Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) but only so long as such prohibition exists, (B) any not-for-profit Subsidiaries (including the Philanthropic Fund), (C) any Receivables Entity or (D) any captive insurance subsidiaries;

(xvi)    any particular assets if, in the reasonable judgment of the Credit Agreement Collateral Agent and the Company, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Credit Agreement Secured Parties, and

(xvii)    any Patronage Assets.

Notwithstanding the foregoing, (x) Excluded Property shall not include the Proceeds (as defined in the UCC), products, substitutions or replacements of any Excluded Property (except to the extent that such Proceeds (as defined in the UCC), products, substitutions or replacements shall themselves constitute Excluded Property) and (y) in the event that any limitation, restriction or exclusion under clauses (i) through (xvii) above cease to exist (or any required consent shall have been obtained), then such Excluded Property shall automatically be deemed to constitute Collateral without any further action hereunder, for so long as they thereafter do not become Excluded Property as permitted by this Supplemental Indenture.

“Excluded Subsidiaries” means (a) any Subsidiary of which the Company owns, directly or indirectly through one or more Wholly Owned Subsidiaries (as defined in the Third Amended and Restated Credit Agreement), less than 90% of the Capital Stock of such Subsidiary, (b) any Immaterial Domestic Subsidiary, (c) any Subsidiary that is prohibited by applicable laws or contractual obligations existing on the Issue Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Note Obligations, but only so long as such prohibition exists, or if guaranteeing the Note Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Collateral Agent, in consultation with the Company, the burden or cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the holders of the Notes of each series therefrom, (e) any direct or indirect Foreign Subsidiary of the Company, (f) any not-for-profit Subsidiaries (including the Philanthropic Fund), (g) any Receivables Entity or Subsidiary of a Receivables Entity, (h) any CFC Holdco, (i) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, and (j) any captive insurance subsidiaries; provided that, notwithstanding the foregoing, in no event shall any Subsidiary that is an issuer of, or a guarantor of, any Existing Notes or the Indebtedness incurred pursuant to the Senior Credit Agreements (other than any Immaterial Domestic Subsidiary) be an Excluded Subsidiary.

“Existing Notes” means the Existing Senior Notes due 2022, the Existing Senior Notes due 2024, the Existing Senior Notes due 2027, the Existing Senior Notes due 2028 and the Existing Senior Notes due 2029, in each case, outstanding on the Issue Date.

“Existing Senior Notes due 2022” means the Company’s 4.875% Senior Notes due 2022 outstanding on the Issue Date.

“Existing Senior Notes due 2024” means the Company’s 4.125% Senior Notes due 2024 outstanding on the Issue Date.

“Existing Senior Notes due 2027” means the Company’s 4.750% Senior Notes due 2027 outstanding on the Issue Date.

“Existing Senior Notes due 2028” means the Company’s 3.500% Senior Notes due 2028 outstanding on the Issue Date.

“Existing Senior Notes due 2029” means the Company’s 3.500% Senior Notes due 2029 outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Farm Credit Lender” means a lending institution chartered or otherwise organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“First Lien Obligations” means (i) the Credit Agreement Obligations, (ii) the Term Loan Agreement Obligations, (iii) the Notes Obligations and (iv) each Series of Additional First Lien Obligations secured by a Lien on the Collateral that is not subordinated in lien priority to the Liens on the Collateral securing the Credit Agreement Obligations or the Notes Obligations, that are subject to the Intercreditor Agreement.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Term Loan Agreement Secured Parties, (iii) the Notes Secured Parties and (iv) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“Foreign Subsidiary” means (a) any Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries.

“Funded Debt” means all Indebtedness for borrowed money having a maturity date of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from the date as of which the amount thereof is to be determined but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note” means each Note registered in the name of the Depositary or the nominee of such Depositary in compliance with Section 312.

“Guarantee” means a Parent Guarantee or a Subsidiary Guarantee.

“Guarantor” means a Parent Guarantor or a Subsidiary Guarantor.

“Guarantor Subordinated Obligations” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Holdings” means Graphic Packaging Holding Company, a Delaware corporation, and any successor in interest thereto.

“Immaterial Domestic Subsidiary” means any Domestic Subsidiary that would not be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as in effect on the Issue Date.

“Incurred” or “Incurrence” means issue, assume, enter into any guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)    the principal of indebtedness of such Person for borrowed money,

(ii)    the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)    all reimbursement obligations of such Person in respect of letters of credit or other similar instruments,

(iv)    all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

(v)    all Capitalized Lease Obligations of such Person,

(vi)    the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Capital Stock of such Person or (if such Person is a Subsidiary of the Company other than a Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

(vii)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Person,

(viii)    all Guarantees by such Person of Indebtedness of other Persons, to the extent so guaranteed by such Person, and

(ix)    to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Supplemental Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Independent” when used with respect to any specified Person means such a Person who (a) is in fact independent; (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries; and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Supplemental Indenture that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means:

(1)    any case or proceeding commenced by or against the Company or any other Grantor (as defined in the Intercreditor Agreement) under any Bankruptcy Law, any other case or proceeding for the reorganization, arrangement, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership, bankruptcy or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, arrangement, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)    any other case or proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Pari Passu Intercreditor Agreement, dated as of January 1, 2018, by and among the Credit Agreement Collateral Agent, the Term Loan Facility Collateral Agent, and the Company and the Guarantors, in their capacities as “Grantors” thereunder (as supplemented by the Joinder Intercreditor Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time)

“interest” with respect to each series of the Notes, means interest on such series of the Notes and, except for purposes of Article IX, additional interest or special interest pursuant to the terms of any Note.

“Interest Payment Date” means the Stated Maturity of an installment of interest on each series of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Inventory” means goods held for the sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment Grade” means a rating of “Baa3” or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of “BBB–” or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better from Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Issue Date” means March 8, 2021, the date of initial issuance of each series of the Notes.

“Joinder Intercreditor Agreement” means the joinder to the Intercreditor Agreement, to be dated as of the Issue Date, by and among the Company, the Guarantors, the Trustee, the Collateral Agent, the Credit Agreement Collateral Agent and, to the extent the Term Loan Agreement remains outstanding after giving effect to the Transactions, the Term Loan Facility Collateral Agent.

“Junior Lien Obligations” means any Obligations that are secured by a Lien that is junior in priority to the Liens securing the Notes Obligations and is subject to a customary (as reasonably determined by the Company as set forth in an officers’ certificate delivered to the Trustee and the Collateral Agent) junior priority intercreditor agreement among, as applicable, the Credit Agreement Collateral Agent, the Term Loan Facility Collateral Agent, the Trustee, the Collateral Agent, the authorized agents of any First Lien Secured Parties, and the authorized agent for any holders of Junior Lien Obligations (such intercreditor agreement, a “Junior Lien Intercreditor Agreement”).

“Legal Defeasance” has the meaning set forth in Section 1101(b).

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Investors” means the officers, directors, employees and other members of the management of Holdings, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or Holdings.

“Management Stock” means Capital Stock of Holdings, Parent or the Company (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Notes” has the meaning set forth in the recitals hereto.

“Notes Documents” means the Notes of each series (including any Additional Notes with respect to either series of the Notes issued under this Supplemental Indenture), the Guarantees, the Security Documents, the Intercreditor Agreement, any Junior Lien Intercreditor Agreement, if applicable, and the Indenture.

“Notes Obligations” means all of the Company’s Obligations and the Guarantors’ Obligations under the Notes Documents.

“Notes Secured Parties” “means the Trustee, the Collateral Agent and the Holders of each series of the Notes.

“Obligations” means any principal, interest, penalties, fees, expenses (including any interest, fees or expenses that accrue following the commencement of any Insolvency or Liquidation Proceeding, whether allowed or allowable in such proceeding), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated March 1, 2021, relating to the sale of each series of the Notes.

“Officer” means, with respect to the Company or any other obligor upon each series of the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Supplemental Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon each series of the Notes, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Intercreditor Agreement Date” means January 1, 2018.

“Outstanding” when used with respect to each series of Notes means, as of the date of determination, all Notes of such series theretofore authenticated and delivered under this Supplemental Indenture, except:

(i)    Notes of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Notes of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes of such series, provided that, if such Notes of such series are to be redeemed, notice of such redemption has been duly given pursuant to this Supplemental Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii)    Notes of such series in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Supplemental Indenture.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes of each series owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes of such series which the Trustee actually knows are so owned shall be so disregarded. Notes of each series so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes of such series and that the pledgee is not the Company or an Affiliate of the Company.

“Patent License” means, with respect to the Company or any Guarantor, all United States written license agreements of the Company or such Guarantor with any other Person that is not an Affiliate or a Subsidiary of the Company or such Guarantor, in connection with any of the Patents of the Company or such Guarantor or such other Person’s patents, whether the Company or such Guarantor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patronage Assets” means any assets subject to a statutory lien pursuant to the Farm Credit Act of 1971, as amended, for the benefit of a Farm Credit Lender.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on Notes of any series on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1102 or Section 1105. The Trustee will initially act as Paying Agent for each series of the Notes.

“Payment Default” has the meaning provided in Section 601(4)(a).

“Permitted Holder” means any of the following: (i) any of the Management Investors and their respective Affiliates; and (ii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings, Parent or the Company.

“Permitted Liens” means the following types of Liens:

(i)    Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(ii)    Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(iii)    pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(iv)    pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(v)    easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(vi)    Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same type of property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(vii)    (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(viii)    Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations; provided, however, that (A) the related Purchase Money Obligations (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary other than the property and assets so acquired (and assets affixed or appurtenant thereto) and (B) the Lien securing the Purchase Money Obligations shall be created within 180 days after such acquisition;

(ix)    Liens arising out of judgments, decrees, orders or awards (i) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired or (ii) which do not otherwise give rise to an Event of Default hereunder;

(x)    Leases, subleases, licenses or sublicenses to third parties granted in the ordinary course of business;

(xi)    Liens securing (1) Bank Indebtedness in a maximum principal amount at any time outstanding not exceeding in the aggregate an amount equal to the greater of (A) (i) $4.0 billion, plus (ii) the Borrowing Base minus (iii) the aggregate principal amount of Indebtedness incurred by a Receivables Subsidiary plus (iv) in the case of any refinancing of any Bank

Indebtedness or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (B) the maximum amount such that at the time of incurrence and after giving pro forma effect thereto (including the use of proceeds therefrom), the Consolidated Secured Debt Ratio would not be greater than 3.50:1.00, (2) the Existing Notes (but only to the extent that each series of the Notes are secured equally and ratably with the Existing Notes) and each series of the Notes, (3) Indebtedness of any Subsidiary that is not a Guarantor or (4) Indebtedness or other obligations of any Receivables Entity;

(xii)    Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof)) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(xiii)    Liens securing Indebtedness of the Company or any Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(xiv)    Liens securing Indebtedness of the Company or any Subsidiary in respect of the financing of insurance premiums in the ordinary course of business;

(xv)    Liens securing Indebtedness and obligations of any Foreign Subsidiary; provided that such Liens shall be limited to the assets of such Foreign Subsidiary and/or other Foreign Subsidiaries;

(xvi)    any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xvii)    Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(xviii)    Liens (a) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (b) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (c) on receivables (including related rights), (d) on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (e) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (f) in favor of the Company or a Subsidiary (other than Liens on property or assets of the Company in favor of any Subsidiary that is not a Guarantor) or (g) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(xix)    Liens securing Hedging Obligations;

(xx)    Liens Incurred in connection with a Receivables Financing;

(xxi)    Liens securing Indebtedness or other obligations in an aggregate principal amount at any one time outstanding not to exceed 15.0% of Consolidated Tangible Assets, and all other obligations relating thereto;

(xxii)    Liens on property subject to Sale and Leaseback Transactions permitted under this Supplemental Indenture and general intangibles related thereto;

(xxiii)    Liens securing each series of Notes (including Additional Notes) and the related Guarantees; and

(xxiv)    Liens on the Collateral securing Obligations on a junior basis relative to the Notes Obligations.

Indebtedness outstanding under the Senior Credit Agreements on the Issue Date shall be deemed outstanding under clause (xi) of the preceding paragraph and not under clause (vi) above.

“Person” means an individual, partnership, corporation (including a limited liability company), unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Philanthropic Fund” means Graphic Packaging International Philanthropic Fund, a Delaware corporation.

“Place of Payment” means a city or any political subdivision thereof referred to in Article III and initially designated under Section 402.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Principal Facility” means any manufacturing or production facility located in the United States (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned, on the Issue Date or thereafter, by the Company or a Domestic Subsidiary, which has a net book value at the date as of which the determination is being made of in excess of 1% of the Consolidated Tangible Assets, other than any such manufacturing or production facility in respect of the foregoing which, in the opinion of the Board of Directors of the Company (evidenced by a board resolution), is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Supplemental Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company’s Board of Directors in consultation with its Independent certified public accountants.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if either Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s, S&P or Fitch or any of them, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by us to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (1), (2), (3) or (4) of this definition on, or within 60 days after the earlier of, (a) the occurrence of a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies):

(1)    if the notes are rated by all three Ratings Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by two or more of such Rating Agencies;

(2)    if the notes are rated by two Ratings Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by both such Rating Agencies;

(3)    if the notes are rated by only one Ratings Agency on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by all such Rating Agencies; or

(4)    if the notes are rated below Investment Grade by all Ratings Agencies on the Rating Date, the rating of the notes remain below Investment Grade by all such Rating Agencies.

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

“Receivables Entity” means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means: (i) any sale or contribution by the Company or a Subsidiary of accounts receivable and related assets intended to be (and which shall be treated for purposes of this Supplemental Indenture as) a true sale transaction with customary limited recourse based upon the collectability of the receivables and related assets sold and the corresponding sale or pledge of such accounts receivable and related assets (or an interest therein), in each case without any guarantee (excluding guarantees of obligations (other than of collectability of receivables transferred or of Indebtedness) pursuant to representations, warranties, covenants and indemnities customary for such transactions) by the Company or any Subsidiary other than an accounts receivable entity and (ii) any other sale or discount without recourse for credit risk of accounts receivable, notes receivable, drafts or other instruments (and intangibles related thereto) arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, drafts or other instruments in connection with the compromise or collection thereof, including, without limitation, any such sale or discount made in connection with a supply chain arrangement involving the Company and/or any of its Subsidiaries and a buyer of the inventory of the Company or its Subsidiaries or other receivables discount program.

“Receivables Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a “Receivables Subsidiary” by the Board of Directors.

“Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of this Supplemental Indenture or thereafter Incurred (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) accrued but unpaid interest and fees on the Indebtedness to be refinanced, plus (z) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness.

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 301.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Supplemental Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject. “Responsible Officer”, when used with respect to the Company, means any of the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, General Counsel, Secretary or any Vice President (or any equivalent of the foregoing officers).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means any direct or indirect sale or transfer (or other arrangement) with any Person or to which any such Person is a party, providing for the leasing to the Company or a Domestic Subsidiary of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Company or any Domestic Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Company or any Domestic Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Company or a Domestic Subsidiary (except (1) a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Company or such Domestic Subsidiary will be discontinued on or before the expiration of such period and (2) a lease between the Company and a Domestic Subsidiary or between Domestic Subsidiaries) but in any event excluding any tax abatement or other transaction by which title to any property or assets of the Company or any Subsidiary is transferred to a governmental or quasi-governmental entity and leased-back to the Company or a Subsidiary, all for the purpose of reducing or eliminating property taxes payable by the Company or such Subsidiary with respect to such property or assets. The creation of any Indebtedness secured by a Lien permitted under the applicable section of this Supplemental Indenture will not be deemed to create or be considered a Sale and Leaseback Transaction.

“Secured Credit Document” means (i) the Third Amended and Restated Credit Agreement and each other “Loan Document” (as defined in the Third Amended and Restated Credit Agreement), (ii) the Term Loan Agreement and each other Loan Document (as defined in the Term Loan Credit Agreement) and (iii) each Additional First Lien Document.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Collateral Agreement and any other documents executed and delivered in connection with the attachment or perfection of security interests in the Collateral to secure the Notes Obligations.

“Senior Credit Agreements” means (i) the Third Amended and Restated Credit Agreement, effective as of January 1, 2018, among the Company, certain of its subsidiaries thereof, as Borrowers; Bank of America, N.A. as Administrative Agent (and any successor thereto, in each case, the “Credit Agreement Administrative Agent”), L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender; Coöperatieve Rabobank U.A., New York Branch, SunTrust Bank, Citibank, N.A., JPMorgan Chase Bank, N.A., TD Bank, N.A., and Wells Fargo Bank, National Association, as Co-Syndication Agents; The Bank of Tokyo-Mitsubishi UFJ, Ltd., Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, Regions Bank and Sumitomo Mitsui Banking Corporation, as Documentation Agent; and the several lenders from time to time parties thereto (as amended by that certain Incremental Facility Amendment, dated October 15, 2020 (the “Farm Credit Incremental”) and Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of March 1, 2021 and as may be further amended, modified, or supplemented from time to time, the “Third Amended and Restated Credit Agreement”), and (ii) the Amended and Restated Credit Agreement, dated as of January 1, 2018, and effective as of January 8, 2018, by and among the Company, as Borrower; Bank of America, N.A. as Administrative Agent (and any successor thereto, in each case, the “Term Loan Administrative Agent”); and the several lenders from time to time parties thereto (as used herein, and to the extent not repaid in full using the proceeds of the Notes, and as may be amended, modified, or supplemented from time to time, the “Term Loan Agreement”); and, in each case, the other parties thereto, and as such agreements may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreements or other credit agreements or otherwise).

“Senior Credit Facility” means the collective reference to the Senior Credit Agreements, any Loan Documents (as defined in the applicable Senior Credit Agreements), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased and/or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under any original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Series” means (a) with respect to the First Lien Secured Parties, each of the (i) Credit Agreement Secured Parties (in their capacities as such), (ii) Notes Secured Parties (in their capacities as such) and (iii) Additional First Lien Secured Parties that become subject to the Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of the (i) Credit Agreement Obligations, (ii) the Notes Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Significant Domestic Subsidiary” means any Domestic Subsidiary that is a Significant Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of or interest on such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of this Supplemental Indenture or thereafter Incurred) that is expressly subordinated in right of payment to each series of the Notes pursuant to a written agreement.

“Subsidiary” with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantee” means any guarantee that may from time to time be entered into by a Subsidiary of the Company pursuant to Section 408.

“Subsidiary Guarantor” means any Subsidiary of the Company that enters into a Subsidiary Guarantee.

“Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit B.

“Surviving Entity” has the meaning set forth in Section 501(a)(1)(B).

“Term Loan Agreement” has the meaning assigned to it in the definition of “Senior Credit Agreements”.

“Term Loan Agreement Obligations” means the “Obligations” as defined in the Term Loan Agreement.

“Term Loan Agreement Secured Parties” means the “Secured Parties” as defined in the Term Loan Agreement.

“Term Loan Facility Collateral Agent” means the Term Loan Administrative Agent in its capacity as Collateral Agent under the Term Loan Agreement.

“Third Amended and Restated Credit Agreement” has the meaning assigned to it in the definition of “Senior Credit Agreements.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the Issue Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trademark Licenses” means, with respect to the Company or any Guarantor, all United States written license agreements of the Company or such Guarantor with any other Person who is not an Affiliate or a Subsidiary of the Company or such Guarantor in connection with any of the Trademarks of the Company or such Guarantor or such other Person’s names or trademarks, whether the Company or such Guarantor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses

“Transactions” means, collectively, any or all of the following:

(a)    the entry into this Supplemental Indenture, the offer and issuance of each series of the Notes, and the provision of the Guarantee by the Parent Guarantor and the Subsidiary Guarantees by the Subsidiary Guarantors;

(b)    (i) the repayment (x) in full of all outstanding secured term loans under the Company’s Term Loan Agreement, and (y) a portion of the secured term loans outstanding under the Company’s Third Amended and Restated Credit Agreement, and (ii) the payment of fees and expenses incurred in connection with the issuance of each series of Notes using the proceeds of the Notes; and

(c)    all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the party named as such in the first paragraph of this Supplemental Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“U.S. Legal Tender” means such coin or currency in immediately available funds of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Unrestricted Cash and Cash Equivalents” means cash and Cash Equivalents held by the Company and its Subsidiaries that are not (i) by operation of law, or contractually, restricted from being used to repay general obligations of the Company and its Subsidiaries or (ii) subject to a Lien (other than Permitted Liens and Liens imposed by operation of Section 407).

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Vice President,” when used with respect to any Person, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

Section 102.    Other Definitions.

Term	Defined in Section
“2024 Notes Redemption Date”	1001	(a)
“2026 Notes Redemption Date”	1001	(a)
“2024 Par Call Date”	1001	(a)
“2026 Par Call Date”	1001	(a)
“Agent Members”	312	(a)
“Applicable Premium”	1001
“Authentication Order”	303	(ii)
“Covenant Defeasance”	1101	(c)
“Defaulted Interest”	307
“Event of Default”	601
“Expiration Date”	108	(e)(iii)
“Guaranteed Note Obligations”	1301	(b)
“Note Register” and “Note Registrar”	305
“Notice of Default”	702
“Par Call Date”	1001	(a)
“Parent Guarantee”	1301	(a)
“Parent Guaranteed Obligations”	1301	(a)
“Parent Guarantor”	1301	(a)
“Redemption Date”	1001	(a)
“Redemption Price”	1001	(a)
“Subsidiary Guaranteed Obligation”	1301	(b)
“Treasury Rate”	1001	(b)

Section 103.    Rules of Construction. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Supplemental Indenture have the meanings assigned to them in this Supplemental Indenture;

(2)    “or” is not exclusive;

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)    all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(6)    the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(7)    words in the singular include the plural, and words in the plural include the singular; and

(8)    any reference to a Section or Article refers to such Section or Article of this Supplemental Indenture.

Section 104.    Incorporation by Reference of TIA. This Supplemental Indenture is subject to the mandatory provisions of the TIA that are required under the TIA to be part of and govern this Supplemental Indenture, which are incorporated by reference in and made a part of this Supplemental Indenture. Whenever this Supplemental Indenture refers to any such provision of the TIA, such provision is incorporated by reference in and made a part of this Supplemental Indenture. Any terms so incorporated by reference in this Supplemental Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by Commission rule under the TIA, have the meanings so assigned to them therein. Notwithstanding anything to the contrary herein, the requirement to deliver an Opinion of Counsel set forth in Section 314(b)(2) of the TIA is not applicable to this Supplemental Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes of each applicable series.

“indenture security holder” means a Holder.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, any other Guarantor, and any other obligor on the indenture securities.

Section 105.    Conflict with TIA. If any provision hereof limits, qualifies or conflicts with any mandatory provision of the TIA that is required under the TIA to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Supplemental Indenture as so modified or (ii) to be excluded, as the case may be.

Section 106.    Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon each series of the Notes (including any Guarantor), to the Trustee to take any action under any provision of this Supplemental Indenture, the Company or such other obligor (including any Guarantor), as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Supplemental Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Supplemental Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (except for certificates provided for in Section 406) shall include:

(1)    a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 107.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Supplemental Indenture, they may, but need not, be consolidated and form one instrument.

Section 108.    Acts of Holders; Record Dates.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Supplemental Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company and any other obligor upon the each series of Notes, if made in the manner provided in this Section 108.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of each series of Notes shall be proved by the Note Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note of any series shall bind the Holder of every Note of such series issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes of such series in reliance thereon, whether or not notation of such action is made upon such Note.

(e)    (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Supplemental Indenture to be given, made or taken by Holders of Notes of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of such series on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of such series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes of such series in the manner set forth in Section 110.

(ii)    The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of such series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes of such series in the manner set forth in Section 110.

(iii)    With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the (“Expiration Date”) and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes of such series in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(iv)    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 109.    Notices, etc., to Trustee, Collateral Agent and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee or the Collateral Agent, as applicable, by any Holder or by the Company or by any other obligor upon each series of the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or the Collateral Agent, respectively, at 1349 W. Peachtree Street, NW, Two Midtown Plaza, Suite 1050, Atlanta, GA 30309 Attention: David Ferrell, Global Corporate Trust Services (telephone: (404) 898-8821; telecopier: (404) 898-2467)) or at any other address furnished in writing to the Company by the Trustee, or

(2)    the Company by the Trustee or by any Holder of each series of the Notes shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed, as the case may be, to Graphic Packaging International, LLC, 1500 Riveredge Parkway, Suite 100, Atlanta, GA 30328; Attention: Treasurer (telephone: (770) 240-7971; email: brad.ankerholz@graphicpkg.com), with copies to Alston & Bird LLP, 90 Park Avenue, New York, NY 10016, Attention: Paul W. Hespel (telephone: (212) 210-9492; email: paul.hespel@alston.com), or at any other address previously furnished in writing to the Trustee by the Company.

Section 110.    Notices to Holders; Waiver. Where this Supplemental Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of each series affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Supplemental Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

Section 111.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 112.    Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

Section 113.    Separability Clause. In case any provision in this Supplemental Indenture or in any series of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 114.    Benefits of Indenture. Nothing in this Supplemental Indenture or in any series of the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 115.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND EACH SERIES OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF EACH SERIES OF THE NOTES AND (BY THEIR ACCEPTANCE OF EACH SERIES OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR EACH SERIES OF THE NOTES.

Section 116.    Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Supplemental Indenture or of each series of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

Section 117.    No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Guarantor under this Supplemental Indenture, each series of the Notes or any Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting each series of the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of each series of the Notes.

Section 118.    Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 119.    Counterparts; Electronic Signatures. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” signature,” and words of like import in this Supplemental Indenture or in the Base Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Opinion of Counsel, Note, Guarantee, written order of the Company, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, instrument, agreement, notice or other document delivered pursuant to this Supplemental Indenture or the Base Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, and (b) all references in this Supplemental Indenture or in any Note to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

ARTICLE II

NOTE FORMS

Section 201.    Forms Generally. Each series of the Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A-1, with respect to the 2024 Notes, and Exhibit A-2, with respect to the 2026 Notes, respectively, each annexed hereto, which Exhibits are hereby incorporated in and expressly made a part of this Supplemental Indenture. The Notes of each series may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of each series of the Notes set forth in Exhibit A-1 and Exhibit A-2 are part of the terms of this Supplemental Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 202.    Form of Trustee’s Certificate of Authentication. The Notes of each series will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Officer

Dated:

If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Dated:

Section 203.    Global Note Legend. Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 312 OF THE INDENTURE.

ARTICLE III

THE NOTES

Section 301.    Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Supplemental Indenture is not limited. The Initial Notes will be issued in an aggregate principal amount of $800.0 million. All the Notes of each series shall vote and consent together on all matters as one class, and none of the Notes of such series will have the right to vote or consent as a class separate from one another on any matter. Additional Notes of each series will vote (or consent) as a class with the other Notes of such series and otherwise be treated as Notes of such series for all purposes of this Supplemental Indenture.

The (i) 2024 Notes shall be known and designated as the “0.821% Senior Secured Notes Due 2024” of the Company and (ii) 2026 Notes shall be known and designated as the “1.512% Senior Secured Notes Due 2026” of the Company. The final Stated Maturity (i) with respect to the 2024 Notes, shall be April 15, 2024 and (ii) with respect to the 2026 Notes, shall be April 15, 2026. Interest on the Outstanding principal amount of the 2024 Notes will accrue at the rate of 0.821% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021, to holders of record on the immediately preceding April 1 or October 1 (whether or not a Business Day), respectively (each such April 1 or October 1, a “2024 Notes Regular Record Date”). Interest on the Outstanding principal amount of the 2026 Notes will accrue at the rate of 1.512% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021, to holders of record on the immediately preceding April 1 or October 1 (whether or not a Business

Day), respectively (each such April 1 or October 1, a “2026 Notes Regular Record Date” and, together with the 2024 Notes Regular Record Date, a “Regular Record Date”). Interest on each series of the Notes will accrue from the most recent date to which interest has been paid or duly provided for with respect to such series of Notes or, if no interest has been paid with respect to such series, from the Issue Date; and interest on any Additional Notes of any series will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for with respect to such series of Notes or, if no interest has been paid on such Additional Notes, from the Interest Payment Date of such series of Notes immediately preceding the date of issuance of such Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date of such series, from such date of issuance; provided, that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date of such series that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

The principal of, and premium, if any, and interest, on each series of the Notes shall be payable, and the Notes of each series may be exchanged or transferred, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which initially shall be the Corporate Trust Office of the Trustee (which, for the avoidance of doubt, need not be located in Manhattan)) (the “Place of Payment”); provided, however, that at the option of the Company payment of interest on a Note may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Note Register.

The Company hereby designates each series of the Notes as a “Credit Facility” as defined in and referenced under the Existing Senior Notes due 2024, the Existing Senior Notes due 2027, the Existing Senior Notes due 2028 and the Existing Senior Notes due 2029.

Section 302.    Denominations. The Notes of each series shall be issuable only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000.

Section 303.    Execution, Authentication and Delivery and Dating. The Notes of each series shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver each series of Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) the 2024 Notes for original issue in the aggregate principal amount not to exceed $400.0 million and the 2026 Notes for original issue in the aggregate principal amount not to exceed $400.0 million and (ii) Additional Notes of any series in one or more series from time to time for original issue in aggregate principal amounts specified by the Company upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”). Such Officer’s Certificate shall specify the amount of Notes of each series to be authenticated and the date on which the Notes of such series are to be authenticated, whether the notes are to be 2024 Initial Notes, 2026 Initial Notes, 2024 Additional Notes or 2026 Additional Notes, as applicable, and such other information as the Company may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

No Note of any series shall be entitled to any benefit under this Supplemental Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 304.    Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order the Trustee shall authenticate, temporary Notes. Temporary Notes of each series shall be substantially in the form of definitive Notes of such series but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued for any series, the Company will cause definitive Notes of such series to be prepared without unreasonable delay. After the preparation of definitive Notes of any series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of such temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of such series of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Supplemental Indenture as definitive Notes of the same series and tenor.

Section 305.    Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes of each series and of transfers of Notes of each series. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes with respect to each series as herein provided.

Upon surrender for transfer of any Note of any series at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Supplemental Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any such Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (i) to issue, transfer or exchange any Note of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes of such series selected for redemption (or purchase) under Section 1004 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note of any series so selected for redemption (or purchase) in whole or in part.

Section 306.    Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note of any series under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note of such series shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Supplemental Indenture equally and ratably with any and all other Notes of such series duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307.    Payment of Interest Rights Preserved. Interest on any Note of each series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 301.

Any interest on any Note of each series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Note delivered under this Supplemental Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 308.    Persons Deemed Owners. The Company, any Guarantor, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 309.    Cancellation. All Notes of each series surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes of each series previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes of any series shall be authenticated in lieu of or in exchange for any Notes of such series cancelled as provided in this Section 309, except as expressly permitted by this Supplemental Indenture. All cancelled Notes of any series held by the Trustee shall be disposed of as directed by a Company Order of the Company.

Section 310.    Computation of Interest. Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.    CUSIP Numbers. The Company in issuing the Notes of each series may use “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers with respect to each series of the Notes in notices of redemption or exchange as a convenience to Holders of such series; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes of such series, and that reliance may be placed only on the other identification numbers printed on the Notes of such series.

Section 312.    Book-Entry Provisions for Global Notes.

(a)    Each Global Note of each series initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear a legend as set forth in Section 203. Neither the Company, the Trustee, the Paying Agent, nor any other agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note of any series, and the Depositary may be treated by the Company, any other obligor upon the Notes of such series, the Trustee and any agent of any of them as the absolute owner of such Global Note of such series for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes of such series, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note of each series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture or the Notes of such series.

(b)    Transfers of a Global Note of any series shall be limited to transfers of such Global Note in whole to the Depositary, its successors or their respective nominees.

(c)    [Reserved]

(d)    [Reserved]

(e)    The transfer and exchange of a Global Note of any series or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture and the procedures of the Depositary therefor.

(f)    [Reserved]

(g)    The Company, any other obligor upon the Notes of such series or the Trustee, in the discretion of any of them, may treat as the Act of a Holder of such series any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note of such series, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 108(b).

Section 313.    [Reserved].

ARTICLE IV

COVENANTS

Section 401.    Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on each series of the Notes in accordance with the terms of the Notes of such series and this Supplemental Indenture.

Section 402.    Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York an office or agency where Notes of each series may be presented or surrendered for payment, where Notes of each series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as the initial Place of Payment and appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.

Section 403.    Money for Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due on such series of the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as its own Paying Agent, it will, on or prior to each due date of the principal of (and premium, if any) or interest on, any Notes of any series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due on such series of the Notes, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent will:

(1)    hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes of each series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)    give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)    acknowledge, accept and agree to comply in all respects with the provisions of this Supplemental Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Supplemental Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable on such series shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note of such series shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 404.    [Reserved].

Section 405.    Reports to Holders.

(a)    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide to the Trustee and the Holders of each series of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods required; provided, however, that availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the delivery obligations hereunder. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of each series of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods required by law. The Company will be deemed to have satisfied such reporting requirements if Holdings files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by Holdings.

(b)    Notwithstanding anything in this Supplemental Indenture to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under clause (a) of this Section 405 for purposes of Section 601(3) until 90 days after the date any report hereunder is due.

(c)    Delivery of such reports, information and documents to the Trustee pursuant to this Section 405 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 406.    Statement as to Default. The Company shall be required to provide an Officer’s Certificate to the Trustee and the Collateral Agent within 30 days after the Company becoming aware of any Default or Event of Default. In addition, the Company will be required to provide an Officer’s Certificate to the Trustee and the Collateral Agent at least annually regarding its knowledge of the occurrence of any Default or Event of Default and, if applicable, describing such Default or Event of Default and the status thereof.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, to the effect that to the best knowledge of the signer thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Supplemental Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Guarantor shall comply with TIA § 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 406 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA § 314(a)(4).

Section 407.    Limitation on Liens.

The Company will not, and will not cause or permit any of the Domestic Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens to secure any Indebtedness incurred by the Company or any such Subsidiaries, against or upon any property or assets of the Company or any of the Domestic Subsidiaries (including Capital Stock of any other Person), whether now owned on the date of this Supplemental Indenture or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom to secure such Indebtedness unless:

(1)    in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)    in all other cases, the Notes are equally and ratably secured,

except for:

(A)    Liens in favor of the Company or any Guarantor;

(B)    Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under this Supplemental Indenture; provided, however, that such Liens:

(I)    are materially no less favorable to Holders of the Notes, taken as a whole, and are materially not more favorable, taken as a whole, to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(II)    do not extend to or cover any type of property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) of the Company or any of its Domestic Subsidiaries not securing the Indebtedness so Refinanced; and

(C)    Permitted Liens.

Section 408.    Issuance of Future Guarantees.

If, on or after the Issue Date, the Company forms or acquires any Significant Domestic Subsidiary (other than an Excluded Subsidiary) that incurs or guarantees payment by the Company of any Bank Indebtedness of the Company or any of the Existing Notes, or if, on or after the Issue Date, any Significant Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Guarantor incurs or guarantees payment by the Company of any Bank Indebtedness of the Company or any of the Existing Notes, then the Company shall cause such Significant Domestic Subsidiary or Significant Domestic Subsidiary that is not a Guarantor, as the case may be, to:

(1)    execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Significant Domestic Subsidiary or Significant Domestic Subsidiary that is not a Guarantor, as the case may be, shall unconditionally guarantee all of the Company’s obligations under each series of the Notes and the Indenture on the terms set forth in the Indenture and execute and deliver to the Collateral Agent joinders to the Security Documents or new Security Documents and take all actions required thereunder or under the Indenture to perfect the Liens created thereunder in the Collateral of such Subsidiary; and

(2)    execute and deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture and Security Documents have been duly authorized, executed and delivered by such Significant Domestic Subsidiary or Significant Domestic Subsidiary that is not a Guarantor, as the case may be, and constitute a legal, valid, binding and enforceable obligation of such Significant Domestic Subsidiary or Significant Domestic Subsidiary that is not a Guarantor, as the case may be.

Thereafter, such Significant Domestic Subsidiary or Significant Domestic Subsidiary that was not a Guarantor, as the case may be, shall be a Guarantor for all purposes of the Indenture. The Company may cause any other Subsidiary of the Company to issue a Subsidiary Guarantee and become a Guarantor.

Notwithstanding the foregoing, a Subsidiary Guarantee of the Notes provided by a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee without any action required on the part of the Trustee or any Holder of Notes, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect:

(1)    at any time that such Subsidiary Guarantor is released from all of its obligations under all of its guarantees of payment by the Company of the relevant Indebtedness that gave rise to the need to provide a guarantee of the Notes of such series;

(2)    if (a) all of the Capital Stock of, or all or substantially all of the assets of, such Subsidiary Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Significant Domestic Subsidiaries or (b) such Guarantor ceases to be a Significant Domestic Subsidiary or a Subsidiary of the Company;

(3)    upon the Company’s request if the Fair Market Value of the assets of the applicable Guarantor (as determined in good faith by the Board of Directors of the Company), together with the Fair Market Value of the assets of other Guarantors whose Subsidiary Guarantee was released in the same calendar year in reliance on this paragraph (3), do not exceed $25.0 million (subject to cumulative carryover for amounts not used in any prior calendar year);

(4)    concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of this Supplemental Indenture (including Section 501) by the Company or a Subsidiary, following which such Subsidiary Guarantor is no longer a Subsidiary of the Company;

(5)    upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Indenture; or

(6)    subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding of the applicable series and all other applicable Subsidiary Guaranteed Obligations then due and owing with respect to the Notes of such series.

At the Company’s written request, the Trustee will execute and deliver any instrument evidencing such release in form and substance reasonably satisfactory to the Trustee. A Guarantor may also be released from its obligation under its Subsidiary Guarantee in connection with amendments permitted in accordance with the provisions of Article IX of this Supplemental Indenture. The Trustee shall only be obligated to deliver any such instrument upon receipt of an Officer’s Certificate stating that such release is authorized and in compliance with the Indenture.

Section 409.    Change of Control Repurchase Event.

(a)    Upon the occurrence of a Change of Control Repurchase Event, each Holder of each series of the Notes will have the right to require that the Company purchase all or a portion of such Holder’s Notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase. Notwithstanding the occurrence of a Change of Control Repurchase Event, the Company will not be obligated to repurchase the Notes of any applicable series under this covenant if it has exercised its right to redeem all the Notes of such series under the terms of Section 1001.

(b)    Within 30 days following the date upon which the Change of Control Repurchase Event occurs, the Company shall send, by first class mail, a notice to each Holder of such applicable series of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things,

(1)    that the Change of Control Offer is being made pursuant to this Section 409 and that all Notes of such series tendered and not withdrawn will be accepted for payment;

(2)    the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(3)    that any Note of such series not tendered will continue to accrue interest;

(4)    that, unless the Company defaults in making payment therefor, any Note of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders electing to have a Note of such series purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes of such series the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes of such series purchased;

(7)    that Holders whose Notes of such series are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(8)    the circumstances and relevant facts regarding such Change of Control Repurchase Event.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes of such series or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, in accordance with Section 401, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes of such series so tendered and (iii) deliver to the Trustee Notes of such series so accepted together with an Officer’s Certificate stating the Notes of such series or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officer’s Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes of the applicable series so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes of such series equal in principal amount to any unpurchased portion of the Notes of such series surrendered. Any Notes of the applicable series not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 409, the Trustee shall act as the Paying Agent.

The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary contained in this Supplemental Indenture, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control Repurchase Event and conditioned upon the consummation of such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such applicable series of Notes validly tender and do not withdraw such Notes in a Change of Control

Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of the Notes of such series of such Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to 101% of the principal amount thereof plus accrued but unpaid interest, if any, to, but not including, the date of redemption set forth in such notice, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Any amounts remaining after the purchase of all validly tendered and not validly withdrawn Notes of such series pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and federal securities laws or regulations, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 409, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 409 by virtue thereof.

Notwithstanding the occurrence of a Change of Control Repurchase Event, the Company will not be obligated to repurchase the Notes under this Section 409 if it has exercised its right to redeem the Notes under Section 1001.

Section 410.    Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Domestic Subsidiary to, engage in any Sale and Leaseback Transaction unless:

(a)    the Company or such Domestic Subsidiary would be entitled to incur Indebtedness secured by a Lien pursuant to Section 407 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Lien on the property to be leased, without equally and ratably securing the Notes of the applicable series outstanding under the Indenture as provided under Section 407; or

(b)    the Company or a Domestic Subsidiary shall apply, within 360 days before or after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities, equipment or assets which are, or upon such acquisition, construction, development or improvement will be, (x) a Principal Facility or Principal Facilities or a part thereof or (y) otherwise constitute assets useful in the business of the Company and/or its Subsidiaries (including the acquisition of assets or equity interests of another Person or a division of such Person) or (ii) the redemption of such Notes issued under this Supplemental Indenture or to the repayment or redemption of Funded Debt of the Company or of any Subsidiary or Indebtedness of the Company or of any Subsidiary that was Funded Debt at the time it was created, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such repayment or redemption, the Company may, within 360 days after such sale or transfer, deliver to the appropriate indenture trustee or other applicable Person Notes issued under this Supplemental Indenture or Funded Debt for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or Funded Debt by an amount equivalent to the aggregate principal amount of Notes or Funded Debt.

Section 411.    After-acquired Collateral.

From and after the Issue Date, if the Company or any Guarantor creates any additional security interest to secure any First Lien Obligations upon any property, the Company and each of the Guarantors shall grant a first-priority perfected security interest (subject to Permitted Liens) upon any such property, as security for the Notes Obligations, subject to the terms, limitations and exceptions set forth in the Security Documents.

Section 412.    Further Assurances.

As set forth in the Security Documents and this Supplemental Indenture, the Company and the Guarantors shall, at the Company’s and the Guarantors’ expense, as applicable, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, financing and continuation statements and amendments thereto and do or cause to be done such further acts as may be necessary or proper or reasonably requested by the Collateral Agent (which request the Collateral Agent shall have no obligation to make) to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral in favor of the Collateral Agent for the benefit of the Notes Secured Parties, and to otherwise effectuate the provisions or purposes of this Supplemental Indenture and the Security Documents, in each case subject to the terms, limitations and exceptions set forth in the Security Documents.

Notwithstanding any other provision of this Supplemental Indenture or any other Security Document, so long as no Default or Event of Default shall have occurred and be continuing, if any release during a Collateral Release Period pursuant to the terms of this Supplemental Indenture has occurred, upon any Collateral Re-Pledge Date thereafter, then promptly (and in any event within 30 days or such longer period of time as the Credit Agreement Administrative Agent determines in its reasonable discretion) after such Debt Ratings become publicly released by such rating agencies, or sooner if the Company shall otherwise elect to do so, the Company shall, and shall cause its Subsidiaries to, (i) take action (including the filing of UCC and other financing statements) that may be necessary or advisable to vest in the Collateral Agent (for the benefit of the Notes Secured Parties) valid and subsisting Liens on the Collateral consistent in all material respects in scope, perfection and priority as those in effect prior to such release and pursuant to documentation substantially similar to such documentation in place on or after the Issue Date in accordance with Section 411, and (ii) upon the Collateral Agent’s request (which request the Collateral Agent shall have no obligation to make), deliver to the Collateral Agent customary opinions of counsel in connection therewith.

ARTICLE V

SUCCESSORS

Section 501.    Merger, Consolidation and Sale of Assets.

(a)    The Company will not, in a single transaction or series of related transactions, consummate a Division as a Dividing Person, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)    either (A) the Company shall be the surviving or continuing Person or the Division Successor, as applicable, (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Company and the Subsidiaries substantially as an entirety (the “Surviving Entity”) (x) shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes of each series and the performance of every covenant of each series of the Notes and the Indenture and (ii) by all other agreements (in form and substance satisfactory to the Trustee and the Collateral Agent) all of the obligations under the Security Documents and the Intercreditor Agreement (and, if applicable, the Junior Lien Intercreditor Agreement), in each case, on the part of the Company to be performed or observed, or (C) in the case of a Division, where the Company is the Dividing Person, the Division Successor shall remain or become a co-issuer of each series of the Notes;

(2)    immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)    the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

(b)    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

(c)    [Reserved].

(d)    No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Supplemental Indenture) will, and the Company will not cause or permit any Guarantor to, consummate a Division as the Dividing Person (whether or not the Company or such Guarantor is the surviving Person), consolidate with or merge with or into any Person (other than the Company or any other Guarantor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)    either (A) such Guarantor is the surviving Person or the Division Successor, as applicable, or (B) the Division Successor or entity formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;

(2)    such entity shall expressly assume (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the performance of every covenant of the Notes of each series and the Indenture and (ii) by all other agreements (in form and substance satisfactory to the Trustee and the Collateral Agent), all of the obligations under the Security Documents and the Intercreditor Agreement (and, if applicable, the Junior Lien Intercreditor Agreement), in each case, on the part of such Guarantor to be performed or observed;

(3)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)    the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee and stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Section 502.    Successor Corporation Substituted.

In accordance with the foregoing, upon any such consolidation, merger, conveyance, lease or any transfer of all or substantially all of the assets of the Company in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture and each series of the Notes with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Supplemental Indenture and the Notes.

ARTICLE VI

REMEDIES

Section 601.    Events of Default.

An “Event of Default” occurs with respect to each series of the Notes if:

(1)    the failure to pay interest on such applicable series of the Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)    the failure to pay the principal on the Notes of such series when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes of such series tendered pursuant to a Change of Control Offer);

(3)    a default by the Company or any Subsidiary Guarantor in the observance or performance of any other covenant or agreement contained in the Indenture or the Security Documents which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of such series of the Notes (except in the case of a default with respect to Article V, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)    a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money of the Company or of any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, if either (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation to pay principal (other than an obligation to pay principal of any such Indebtedness at its stated final maturity) and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity (a “Payment Default”); or (b) such default results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 20 Business Days), and, in each case, as to subclause (a) above and this subclause (b), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $100 million or more at any time;

(5)    the Company, Parent or any Subsidiary Guarantor that is a Significant Subsidiary (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

(6)    a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, Parent or any Subsidiary Guarantor that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, Parent or any Subsidiary Guarantor that is a Significant Subsidiary, (B) appoint a Custodian of the Company, Parent or any Subsidiary Guarantor that is a Significant Subsidiary or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(7)    one or more judgments in an aggregate amount in excess of $100 million not covered by adequate insurance (other than self-insurance) shall have been rendered against the Company or any Significant Subsidiary (or any group of Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under Section 405 of this Supplemental Indenture) would constitute a Significant Subsidiary), and such judgments remain undischarged, unpaid or unstayed for a period of 90 days after such judgment or judgments become final and nonappealable;

(8)    any Guarantee with respect to such series of Notes of a Significant Subsidiary of the Company ceases to be in full force and effect, or any Guarantee with respect to such series of Notes of such a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee with respect to such series of Notes of such a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Supplemental Indenture); or

(9)    any Security Document or Intercreditor Agreement with respect to the applicable series of the Notes shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all the Collateral covered thereby except as provided in such Security Document), in favor of the Collateral Agent for the benefit of the Notes Secured Parties with respect to such series of Notes, in each case superior to and prior to the rights and Liens of all third Persons (other than Permitted Liens and subject to the Intercreditor Agreement), or the Company or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document beyond the period of grace, if any, provided for therein, except to the extent that any such Default results solely and directly from the failure of the Collateral Agent to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Security Documents.

The Trustee shall, within 90 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, give to the Holders of any applicable series notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Notes of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 602.    Acceleration.

If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes of the applicable series may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes of such series to be due and payable by notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes of such applicable series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such series of the Notes.

At any time after a declaration of acceleration with respect to the applicable series of the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes of the applicable series may rescind and cancel such declaration and its consequences:

(i)    if the rescission would not conflict with any judgment or decree;

(ii)    if all existing Events of Default have been cured or waived except non-payment of principal or interest on such series of Notes that has become due solely because of the acceleration;

(iii)    to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal on such series of Notes, which has become due otherwise than by such declaration of acceleration, has been paid;

(iv)    if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and any other sums owing to the Trustee pursuant to Section 6.07 of the Base Indenture; and

(v)    in the event of the cure or waiver of an Event of Default of the type described in clauses (5) and (6) of the description above of Events of Default, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default with respect to each series of Notes or impair any right consequent thereto.

Section 603.    Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 603 to pursue any available remedy to collect the payment of principal of or interest on each series of the Notes or to enforce the performance of any provision of each series of the Notes of this Supplemental Indenture. If an Event of Default specified in Section 601(5) or 601(6) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707.

Section 604.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon each series of the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and the Collateral Agent and, in the event that the Trustee and the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and the Collateral Agent, its agents and its counsel and any other amounts due the Trustee under Section 707.

No provision of this Supplemental Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such applicable series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 605.    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Supplemental Indenture or each series of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes of such series in respect of which such judgment has been recovered.

Section 606.    Application of Money Collected. Subject to the Intercreditor Agreement, any money collected by the Trustee or the Collateral Agent pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and the Collateral Agent under Section 707;

Second: To the payment of the amounts then due and unpaid upon each series of the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third: to the Company.

Section 607.    Limitation on Suits. No Holder may pursue any remedy with respect to this Supplemental Indenture or each series of the Notes unless:

(i)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)    Holders of at least 25% in principal amount of the Outstanding Notes of such series have requested the Trustee in writing to pursue the remedy;

(iii)    such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv)    the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)    the Holders of a majority in principal amount of the Outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with the request within such 60-day period.

A Holder may not use this Supplemental Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Supplemental Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

Section 608.    Unconditional Right of Holders To Receive Principal and Interest. Notwithstanding any other provision in this Supplemental Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all (subject to Section 307) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

Section 609.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610.    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 611.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 612.    Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of the applicable series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee or the Collateral Agent, as applicable, provided that

(1)    such direction shall not be in conflict with any rule of law or with this Supplemental Indenture, and

(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or this Supplemental Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Supplemental Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 612 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Supplemental Indenture and each series of the Notes, as permitted by the TIA.

Section 613.    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series of Notes may on behalf of the Holders of all the Notes of such series waive any past Default hereunder and its consequences, except a Default

(1)    in the payment of the principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes of the applicable series affected), or

(2)    in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon each series of the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes of such series, respectively. This paragraph of this Section 613 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Supplemental Indenture and each series of the Notes, as permitted by the TIA.

Section 614.    Undertaking for Costs. All parties to this Supplemental Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Supplemental Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

Section 615.    Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on each series of the Notes contemplated herein or in each series of the Notes or that may affect the covenants or the performance of this Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 701.    Certain Duties and Responsibilities

(a)    Except during the continuance of an Event of Default,

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Supplemental Indenture, and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Supplemental Indenture, but need not verify the contents thereof.

(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)    No provision of this Supplemental Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.

(d)    No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)    Whether or not therein expressly so provided, every provision of this Supplemental Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 701 and 703 hereof.

Section 702.    Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail within 90 days after it occurs, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 703.    Certain Rights of Trustee and the Collateral Agent. Subject to the provisions of Section 701:

(1)    the Trustee and the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

(3)    whenever in the administration of this Supplemental Indenture the Trustee and the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking,

suffering or omitting any action hereunder, the Trustee and the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;

(4)    the Trustee and the Collateral Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee and the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request or direction of any of the Holders pursuant to this Supplemental Indenture, unless such Holders shall have offered to the Trustee or the Collateral Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee and the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document;

(7)    the Trustee and the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)    the Trustee and the Collateral Agent shall not be charged with knowledge of any default or Event of Default with respect to each series of the Notes unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) or the Collateral Agent shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee or the Collateral Agent by the Company or any other obligor on the Notes of such series or by any Holder;

(9)    the rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)    the Trustee and the Collateral Agent shall not be liable for any error of judgment made in good faith by an Officer unless it is proved that the Trustee was negligent in ascertaining pertinent facts;

(11)    unless otherwise specifically provided in this Supplemental Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer. The Trustee and the Collateral Agent may request from the Company delivery of an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take any specified actions pursuant to this Supplemental Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded; and

(12)    the right of the Trustee and the Collateral Agent to perform any discretionary act enumerated in this Supplemental Indenture shall not be construed as a duty, and the Trustee and the Collateral Agent shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act.

Section 704.    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in each series of the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of each series of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes of such series and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of each series of the Notes or the proceeds thereof.

Section 705.    May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

Section 706.    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 707.    Compensation and Reimbursement. The Company agrees,

(1)    to pay to the Trustee and the Collateral Agent from time to time reasonable compensation for all services rendered by the Trustee and the Collateral Agent hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    and the Guarantors agree, except as otherwise expressly provided herein, to reimburse the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by the Trustee or the Collateral Agent in accordance with any provision of this Supplemental Indenture (including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notice to Holders, and the reasonable compensation, fees and the expenses and disbursements of its agents and counsel retained by the Trustee or the Collateral Agent in connection with the delivery of an Opinion of Counsel or otherwise, in addition to such compensation for its services), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Trustee and the Collateral Agent shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided, that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for the reimbursement by the Company therefore; and

(3)    to indemnify the Trustee and the Collateral Agent for, and to hold each harmless against, any loss, damage, liability, cost or expense, including attorneys’ fees, incurred without negligence or bad faith on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company need not pay for any settlement made without its consent.

The payment obligations of the Company and the Guarantors pursuant to this Section 707 shall survive the resignation or removal of the Trustee and any discharge of this Supplemental Indenture including any discharge under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 601(5) or 601(6), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 708.    Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Supplemental Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Supplemental Indenture with respect to Initial Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

Section 709.    Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 710.    Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes of the applicable series, delivered to the Trustee and to the Company.

If at any time:

(1)    the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of the applicable series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 711.    Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 712.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713.    Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.

Section 714.    Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate each series of the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate each series of Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 715.    Limitation on Duty in Respect of Collateral

Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the Trustee shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to preservation of rights against prior parties or any other rights pertaining thereto. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care with respect to the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee or the Collateral Agent, as applicable, accords its own property and neither the Trustee nor the Collateral Agent shall be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in accordance with Section 703(4) or Section 1205, as applicable.

The Trustee and the Collateral Agent shall not be responsible (i) for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee and the Collateral Agent, (ii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) for the validity of the title of the Company or any Guarantor to the Collateral, or (iv) for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the

Collateral, in each case, except with respect to stock certificates, stock powers or other possessory collateral delivered to the Collateral Agent to the extent required under the Security Documents. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if any) or the Security Documents by the Company, any Guarantor, or the Credit Agreement Collateral Agent.

ARTICLE VIII

HOLDERS’ LISTS AND REPORTS BY

TRUSTEE AND THE COMPANY

Section 801.    The Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(1)    semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.

Section 802.    Preservation of Information: Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, any Guarantor or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Supplemental Indenture or under each series of the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 803.    Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Supplemental Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.    Without Consent of Holders.

The Company and any Guarantors (when authorized by Board Resolutions), the Trustee and the Collateral Agent, together, may amend or supplement this Supplemental Indenture, the Notes of any series or the Guarantees with respect to such series, or enter into, amend or supplement any Security Document, the Intercreditor Agreement or any Junior Lien Intercreditor Agreement in respect of the Notes of such series without notice to or consent of any Holder of the applicable series of Notes:

(1)    to cure any ambiguity, defect or inconsistency, so long as such changes do not adversely affect the rights of any Holders of the Notes of such series in any material respect;

(2)    to evidence the succession in accordance with Article V hereof of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor herein and in the Notes of such series or a Subsidiary Guarantee, as the case may be;

(3)    to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(4)    to add any Guarantor to such series of Notes pursuant to the terms of this Supplemental Indenture;

(5)    to provide for the issuance of Additional Notes of such series in accordance with the limitations set forth in this Supplemental Indenture;

(6)    to provide for uncertificated Notes of such series in addition to, or in place of, certificated Notes of such series;

(7)    to add Collateral to secure the Notes of such series and the Guarantees with respect to such series or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes of such series when such release, termination or discharge is provided for under this Supplemental Indenture;

(8)    to add to the covenants of the Company for the benefit of the Holders of such series of Notes or to surrender any right or power conferred upon the Company;

(9)    to make any change that does not materially adversely affect the rights of any Holder under such series of Notes or the Indenture;

(10)    to conform the terms of the Notes of such series or the Indenture to the terms of the Offering Memorandum;

(11)    to release Collateral from the Liens securing the Notes of such series and the Guarantees with respect to such series of Notes when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;

(12)    to enter into any intercreditor agreement having substantially similar terms with respect to the Holders of the Notes of such series as those set forth in the Intercreditor Agreement, or any joinder thereto, or to enter into any Junior Lien Intercreditor Agreement in connection with the incurrence of any Additional First Lien Obligations or Junior Lien Obligations not otherwise prohibited by this Supplemental Indenture; or

(13)    with respect to the Security Documents and the Intercreditor Agreement, as provided in the relevant Security Document or Intercreditor Agreement, as applicable.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each in form and substance reasonably satisfactory to the Trustee, stating that such amendment or supplement complies with the provisions of this Section 901.

Section 902.    With Consent of Holders.

The Company and any Guarantors (when authorized by Board Resolutions), the Trustee and the Collateral Agent, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Supplemental Indenture, the Notes of any applicable series, any Guarantees, the Security Documents, the Intercreditor Agreement or any Junior Lien Intercreditor Agreement without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Supplemental Indenture or the Notes without notice to any other Holder (including, without limitation, the provisions of Section 409). Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 613, may:

(1)    reduce the principal amount of the Notes of such series whose Holders must consent to an amendment, supplement or waiver of any provision of this Supplemental Indenture, the Notes, the Security Documents or any Guarantees;

(2)    reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes of such series;

(3)    reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes of such series, or change the date on which any Notes of such series may be subject to redemption, or reduce the redemption price therefor;

(4)    make any Notes of such series payable in money other than that stated in the Notes of such series;

(5)    make any change in provisions of this Supplemental Indenture protecting the right of each Holder of such series of Notes to receive payment of principal of, premium, if any, and interest on such Notes of such series on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes of such series to waive Defaults or Events of Default; or

(6)    make any change in the amendment or waiver provisions described herein with respect to such series of Notes.

In addition, without the consent of Holders of at least 66 2⁄3% in aggregate principal amount of the Notes of the applicable series then outstanding, no amendment or waiver may modify any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with the Collateral or the Security Documents that would release all or substantially all of the Collateral securing such series of Notes from the Liens of the Security Documents (except as permitted by the terms of this Supplemental Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral securing such series of Notes.

In connection with any amendment, modification, waiver or release to be executed by the Trustee or the Collateral Agent, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, stating that such amendment, modification, waiver or release is permitted under this Supplemental Indenture and that all conditions precedent under this Supplemental Indenture relating thereto have been complied with, and such other documentation as is required by the Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any).

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 903.    Execution of Amendments, Supplements or Waivers. The Trustee and the Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, respectively. If it does, the Trustee and the Collateral Agent, as applicable, may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee and the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 904.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (1) through (6) of the second paragraph of Section 902. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note.

Section 905.    Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

Section 906.    Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request such Holder to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE X

REDEMPTION OF NOTES

Section 1001.    Right of Redemption.

(a)    The 2024 Notes may be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, prior to March 15, 2024 (such date, the “2024 Par Call Date”) at a price (the “2024 Notes Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but not including, the date of redemption or purchase (the “2024 Notes Redemption Date”) (subject to Section 307). The 2026 Notes may be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, prior to March 15, 2026 (such date, the “2026 Par Call Date” and, together with the 2024 Par Call Date, the “Par Call Dates”) at a price (the “2026 Notes Redemption Price” and, together with the 2024 Notes Redemption Price, the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but not including, the date of redemption or purchase (the “2026 Notes Redemption Date” and, together with the 2024 Notes Redemption Date, the “Redemption Date”) (subject to Section 307). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the occurrence of a Change of Control or another corporate or finance transaction.

(b)    In addition, (i) at any time and from time to time on or after March 15, 2024, the Company, at its option, may in whole or in part redeem the 2024 Notes (including any Additional Notes) upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, the 2024 Notes Redemption Date and (ii) at any time and from time to time on or after March 15, 2026, the Company, at its option, may in whole or in part, redeem the 2026 Notes (including any Additional Notes) upon notice mailed by first-class mail to each Holder’s registered address in accordance with Section 1005, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, the 2026 Notes Redemption Date.

“Applicable Premium” means, with respect to any Notes of any applicable series at any Redemption Date, the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of such series of Notes at (x) with respect to the 2024 Notes, the 2024 Par Call Date or (y) with respect to the 2026 Notes, the 2026 Par Call Date, plus (2) all required remaining scheduled interest payments due on such series of Notes through (x) with respect to the 2024 Notes, the 2024 Par Call Date or (y) with respect to the 2026 Notes, the 2026 Par Call Date, in each case, computed for such principal and interest using a discount rate equal to the applicable Treasury Rate plus, (a) with respect to the 2024 Notes, 10 basis points and (b) with respect to the 2026 Notes, 15 basis points, respectively, over (B) the principal amount of such Notes on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes of such series to be redeemed (assuming that such securities matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series (assuming that such securities matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means each Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) Wells Fargo Securities, LLC, BofA Securities, Inc. and Mizuho Securities USA LLC (or their respective affiliates that are Primary Treasury Dealers); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, (i) with respect to the 2024 Notes, with respect to a Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date; and (ii) with respect to the 2026 Notes, with respect to a Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

Section 1002.    Applicability of Article. Redemption or purchase of each series of Notes as permitted by Section 1001 shall be made in accordance with this Article X.

Section 1003.    Election To Redeem; Notice to Trustee. In case of any redemption at the election of the Company of less than all of any series of the Notes, the Company shall, at least 40 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes of such series to be redeemed.

Section 1004.    Selection by Trustee of Notes To Be Redeemed. In the case of any partial redemption, selection of each series of the Notes for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes of such series selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on each series of Notes or portions thereof called for redemption.

For all purposes of this Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of each series of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

Section 1005.    Notice of Redemption. Notice of redemption or purchase as provided in Section 1001 shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes of such series to be redeemed, at such Holder’s address appearing in the Note Register.

Any such notice shall state:

(1)    the expected Redemption Date,

(2)    the redemption price,

(3)    if less than all Outstanding Notes of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes of such series to be redeemed,

(4)    that, on the Redemption Date, the redemption price will become due and payable upon each such Note of such series, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Supplemental Indenture, interest thereon shall cease to accrue from and after said date, and

(5)    the place where such Notes of such series are to be surrendered for payment of the redemption price.

In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 1001, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Notice of such redemption or purchase of each series of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least 40 days (or such shorter period as shall be satisfactory to the Trustee) prior to the Redemption Date), by the Trustee in the name and at the several expense of the Company.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note of any applicable series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of any other applicable series.

Section 1006.    Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

Section 1007.    Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article X, the Notes of any applicable series so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price herein specified and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Supplemental Indenture) such Notes of such series shall cease to bear interest. Upon surrender of such Notes of such series for redemption in accordance with such notice, such Notes of such series shall be paid by the Company at the redemption price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

Section 1008.    Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE XI

SATISFACTION AND DISCHARGE OF INDENTURE

Section 1101.    Legal Defeasance and Covenant Defeasance.

(a)    The Company may, at its option and at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below applied to the Outstanding Notes upon compliance with the conditions set forth in paragraph (d).

(b)    Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the Outstanding Notes of an applicable series of Notes, and have Liens on the Collateral securing the Notes of such series released on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes for such series of Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of the sections and matters under the Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and the Indenture insofar as such Notes are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such series of Notes when such payments are due, (ii) the Company’s obligations to issue temporary Notes of such series, register the transfer or exchange of any Notes of such series, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection with such series of Notes and (iv) the Legal Defeasance provisions of the Indenture. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c)    Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and the Guarantors shall be released and discharged from their obligations under any covenant contained in Article V and in Sections 403 through 412 with respect to the Outstanding Notes for such series of Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed to be not “Outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes for such series, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601(3), nor shall any event referred to in Section 601(4) or (6) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of the Indenture and such Notes of the applicable series shall be unaffected thereby.

(d)    The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the Outstanding Notes of the applicable series of the Notes:

(1)    The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holder of such series of Notes pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged or a combination thereof, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and principal and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of Independent public accountants selected by the Company, expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the Outstanding Notes of such series on the dates on which any such payments are due and payable in accordance with the terms of the Indenture and of the Notes of such series;

(2)    Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

(3)    The Trustee shall have received Officer’s Certificates stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 601(5) or (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(4)    The Trustee shall have received Officer’s Certificates stating that such deposit will not result in a Default under the Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)    (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, beneficial owners of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably acceptable to the Trustee, confirming that beneficial owners of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(6)    [Reserved].

(7)    The Company shall have delivered to the Trustee an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company, a Guarantor or any Subsidiary of the Company with the intent of preferring the Holders of Notes of such series of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, a Guarantor, or any Subsidiary of the Company or others;

(8)    The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(9)    The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee and stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 1101 have been complied with respect to the Notes of such series; and

(10)    The Company shall have paid all amounts owing to the Trustee pursuant to Section 6.07 of the Base Indenture.

Notwithstanding the foregoing, the Opinion of Counsel required by paragraph (5) above need not be delivered if all Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date for the securities within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes of such series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

Section 1102.    Satisfaction and Discharge.

In addition to the Company’s rights under Section 1101, the Company may terminate all of its obligations under the Indenture as to all Outstanding Notes of a series (subject to Section 1103), the Notes of any applicable series, the Security Documents (as to such series), the Intercreditor Agreement (as to such series) and the Liens on the Collateral securing the Notes of such series when either:

(1)    all Notes of the applicable series theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 of the Base Indenture and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)    all Notes of the applicable series not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have (i) become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(3)    the Company and/or the Guarantors have paid or caused to be paid all other sums payable under the Indenture in respect of the Notes of such series; and

(4)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee and stating that all conditions precedent specified herein relating to the satisfaction and discharge of the Indenture in respect of the Notes of such series have been complied with; and

(5)    the Company shall have paid all amounts owing to the Trustee pursuant to Section 6.07 of the Base Indenture.

Section 1103.    Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of the Indenture and of each series of the Notes referred to in Section 1101 or 1102 of this Supplemental Indenture, the respective obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 3.07, 3.10, 5.08, 7.01 and 7.02 and Article XI of the Base Indenture and Sections 202, 401, 402, 1105, 1106 and 1107 of this Supplemental Indenture shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Section 6.07 of the Base Indenture and Sections 1105, 1106 and 1107 of this Supplemental Indenture shall survive. Nothing contained in this Article VII shall abrogate any of the rights, obligations or duties of the Trustee under the Indenture.

Section 1104.    Acknowledgment of Discharge by Trustee.

Subject to Section 1107, after (i) the conditions of Section 1101 or 1102 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee and stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of the Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under the Indenture except for those surviving obligations specified in Section 1103.

Section 1105.    Application of Trust Assets. The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Sections 1101 and 1102. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government

Obligations, together with earnings thereon, through the Paying Agent, in accordance with the Indenture and the terms of the irrevocable trust agreement established pursuant to Sections 1101 and 1102, to the payment of principal of and interest on the Notes. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 1101 shall not be part of the trust estate under this Supplemental Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

The Company shall pay and indemnify the Trustee and its agents against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1101 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 1106.    Repayment to the Company or Guarantors; Unclaimed Money.

Subject to Section 1101 of this Supplemental Indenture and Section 6.07 of the Base Indenture and to applicable laws relating to escheat, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee, any excess money, determined in accordance with Section 1101, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall not be less than 30 days from the date of such mailing or publication and shall be at least two years after the date such money held by the Trustee for the payment of principal, premium, if any, or interest remains unclaimed), any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Holders entitled to such money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 1107.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with the Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company’s and each Guarantor’s, if any, obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to the Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with the Indenture; provided, however, that if the Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII

COLLATERAL AND SECURITY

Section 1201.    Security Documents.

(a)    The due and punctual payment of the principal of, premium on, if any, and interest on each series of the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on each series of the Notes and performance of all other Notes Obligations with respect to such series of Notes of the Company and the Guarantors to the Holders of each series of the Notes or the Trustee and/or Collateral Agent (as applicable), according to the terms of this Supplemental Indenture, each series of the Notes and the Guarantees, shall be secured as provided in the Security Documents, which the Company and the Guarantors entered into on the Issue Date and which define the terms of the Liens that secure the Notes Obligations with respect to such series of Notes, subject to the terms of the Intercreditor Agreement.

(b)    The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the terms of this Supplemental Indenture, and authorizes and directs the Collateral Agent and/or the Trustee, as applicable, to enter into the Security Documents and the Intercreditor Agreement on the Issue Date, and, at any time after the Issue Date, if applicable, any Junior Lien Intercreditor Agreement in respect of permitted Junior Lien Obligations, and any amendments, supplements, and/or joinders to the foregoing to which it is a party, at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c)    Subject to the Intercreditor Agreement and except as provided in Section 412 hereof, the Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary, proper, or as may be required by the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Supplemental Indenture and of each series of the Notes secured hereby, according to the intent and purposes expressed herein and in the Security Documents. On or following the Issue Date and subject to (i) the Intercreditor Agreement and (ii) Section 412 hereof, the Company and the Guarantors shall execute any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, make all filings (including filings of financing statements under the UCC and continuation statements and amendments to such financing statements that may be necessary to continue the effectiveness of such financing statements), and take all further action that may be required under applicable law (or as may be requested by the Trustee or Collateral Agent without either being obligated whatsoever to make any such request) in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Security Documents in the Collateral, subject to Permitted Liens and subject to the terms of the Intercreditor Agreement.

Section 1202.    Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders of each series of the Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of each series of the Notes according to the provisions of this Supplemental Indenture.

Upon the full and final payment and performance of all Notes Obligations with respect to such series of Notes of the Company and the Guarantors under this Supplemental Indenture and each series of the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Supplemental Indenture in accordance with Article 11 hereof, the Trustee will, at the written request of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel, deliver a certificate, prepared by and at the expense of the Company, to the Collateral Agent stating that such Notes Obligations with respect to such series of Notes have been paid in full and instruct the Collateral Agent to release the Liens pursuant to this Supplemental Indenture and the Security Documents.

Section 1203.    Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder or under any Security Document be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 1204.    Powers Exercisable by Trustee

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Supplemental Indenture, then such powers may (without there being any obligation to do so) be exercised by the Trustee or the Collateral Agent.

Section 1205.    Release of Liens.

The Liens on the Collateral owned by any Guarantor shall be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of this Supplemental Indenture. In addition, the Liens securing the Notes of each applicable series shall be released automatically:

(1)    in whole, upon payment in full of all principal and interest on the Notes of such series and other Notes Obligations with respect to such series of Notes or satisfaction and discharge or defeasance thereof, as provided under Article 11 or upon any Legal Defeasance or Covenant Defeasance of this Supplemental Indenture;

(2)    in whole or in part, with the consent of the requisite holders of Notes of such series in accordance with Section 902;

(3)    in part, as to any property constituting Collateral that is disposed of to a Person other than the Company or a Guarantor in a transaction not otherwise prohibited by this Supplemental Indenture, the Security Documents or the Intercreditor Agreement;

(4)    with respect to any Collateral that becomes Excluded Property under the Collateral Agreement or otherwise becomes excluded from the Collateral pursuant to a transaction or circumstance not prohibited by the terms of this Supplemental Indenture, the Security Documents or the Intercreditor Agreement;

(5)    with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of such Capital Stock in a transaction that is not prohibited by the terms of this Supplemental Indenture;

(6)    upon the release of all Liens on such Collateral securing each other then outstanding Series of First Lien Obligations;

(7)    at the election of the Company, during a Collateral Release Period; and

(8)    in accordance with the Intercreditor Agreement.

The Collateral Agent shall, without recourse, representation or warranty, execute documents reasonably requested in writing by the Company or the Guarantors to evidence the release of the Collateral as set forth above in accordance with the provisions of this Supplemental Indenture and/or the Security Documents at the expense of the Company and the Guarantors, upon receipt of an Officer’s Certificate of the Company and an Opinion of Counsel certifying that such release of Collateral is in accordance with the terms of this Supplemental Indenture and/or the Security Documents and that all conditions precedent relating to the release of Collateral have been satisfied. The Collateral Agent shall be entitled to conclusively rely on such Officer’s Certificate and Opinion of Counsel and shall not be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or any other Notes Document to the contrary, the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 1206.    Collateral Agent

(a)    Each of the Holders by acceptance of each series of the Notes hereby designates and appoints the Collateral Agent as its agent under this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and each of the Holders by acceptance of each series of the Notes and the Trustee hereby irrevocably authorizes the Collateral Agent to take such action on their behalf under the provisions of this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and consents and agrees to the terms of this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent accepts such appointment and agrees to act as such on the express conditions contained in this Section 1206. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, or otherwise exist, against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Supplemental Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)    The Collateral Agent may perform any of its duties under this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, by or through receivers, agents, employees or attorneys-in-fact and shall be entitled to advice of counsel of its selection concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by such counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee or attorney-in-fact that it selects as long as such selection was made in good faith and with due care.

(c)    The Collateral Agent shall not (i) be liable for any action taken or omitted to be taken by it under or in connection with this Supplemental Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Guarantor or Affiliate of any Guarantor, or any Officer thereof, contained in this Supplemental Indenture, the Security Documents, the Intercreditor Agreement, or the Junior Lien Intercreditor Agreement, if any, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or for any failure of the Company, any Guarantor or any other party to this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or to inspect the properties, books, or records of the Company, any Guarantor or any of their Affiliates.

(d)    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, unless it shall first receive such advice or concurrence of the Holders of a majority in aggregate principal amount of the Notes of such applicable series and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes of such applicable series and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Supplemental Indenture, describing such Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Event of Default as may be requested in accordance with, and subject to the provisions of, Article 6 by the Trustee or the Holders of a majority in aggregate principal amount of the Notes of such applicable series (subject to this Section 1206 and the terms of the Intercreditor Agreement and any Junior Lien Intercreditor Agreement).

(f)    The Collateral Agent may resign at any time upon 30 days’ advance written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Supplemental Indenture, the Company shall appoint a successor collateral agent prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation). If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, at the direction of the Holders of a majority of the aggregate principal amount of the Notes of such applicable series then outstanding, a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed, and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated subject to payment of its fees and expenses. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 1206 (and Section 707 hereof) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Supplemental Indenture, each series of the Notes, the Security Documents, the Intercreditor Agreement or any Junior Lien Intercreditor Agreement.

(g)    U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable to the Company, any Guarantor or any Notes Secured Party for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)    By their acceptance of a Note hereunder, the Collateral Agent is authorized and directed by the Holders to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement on the Issue Date, (iii) enter into the Junior Lien Intercreditor Agreement, if any, after the Issue Date, (iv) make the representations of the Holders set forth in the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, (v) bind the Holders on the terms as set forth in the Security Documents, the Intercreditor Agreement or Junior Lien Intercreditor Agreement, if any, (vi) perform and observe its obligations under the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any; and (vii) release any Collateral in accordance with Section 1205.

(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Supplemental Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Supplemental Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, such proceeds to be applied by the Collateral Agent pursuant to the terms of this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any).

(j)    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon written request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company, any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Company’s or any Guarantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Supplemental Indenture, any Security Document, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, other than pursuant to the written instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes of such applicable series or as otherwise provided in the Security Documents, Intercreditor Agreement or the Junior Lien Intercreditor Agreement. Neither the Trustee nor the Collateral Agent shall have a duty or obligation to monitor the condition, financial or otherwise, of the Company or any Guarantor.

(l)    If the Company or any Guarantor (i) incurs any obligations in respect of First Lien Obligations or Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations or Junior Lien Obligations entitled to the benefit of an existing Intercreditor Agreement or Junior Lien Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Opinion of Counsel and an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement or, in the case of the Junior Lien Intercreditor Agreement, in customary market form (as reasonably determined by the Company as set forth in an Officer’s Certificate delivered to the Trustee and the Collateral Agent)) in favor of a designated agent or representative for the holders of the First Lien Obligations or Junior Lien Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including reasonable legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m)    No provision of this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or any Security Document shall require the Collateral Agent or the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.

(n)    Notwithstanding anything to the contrary contained in this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the Security Documents or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless it shall have received indemnity in an amount and in a form all satisfactory to the Collateral Agent in its reasonable discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (n) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(o)    The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(p)    The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Guarantor under this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Supplemental Indenture, the Security Documents, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or any Security Document; or for the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and any Security Documents of any other party thereto. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents, or the satisfaction of any conditions precedent contained in this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and any Security Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents unless expressly set forth hereunder or thereunder or as directed by Holders of a majority in aggregate principal amount of the Notes of such applicable series. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Supplemental Indenture, the Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any.

(q)    The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(r)    Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and if satisfactory in form to the Collateral Agent, shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto to be executed after the Issue Date to the extent entry into such Security Documents is otherwise permitted by the terms of this Supplemental Indenture. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 1206(r), and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of each series of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(s)    Subject to the provisions of the applicable Security Documents, the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, each Holder, by acceptance of each series of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as expressly set forth herein, in the Security Documents, in the Intercreditor Agreement or any Junior Lien Intercreditor Agreement, the Collateral Agent shall have no discretion under this Supplemental Indenture, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such applicable series.

(t)    After the occurrence and continuance of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Supplemental Indenture, the Security Documents or the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any.

(u)    The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, and to the extent not prohibited under the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 604 and the other provisions of this Supplemental Indenture, the Intercreditor Agreement or any Junior Lien Intercreditor Agreement.

(v)    In each case that the Collateral Agent may or is required hereunder or under any Security Document, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, the Collateral Agent may seek written direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such applicable series. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such applicable series. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such applicable series with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such applicable series, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)    Notwithstanding anything to the contrary in this Supplemental Indenture, in any Security Document, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the registering, protection or maintenance of the security interests or Liens intended to be created by this Supplemental Indenture, the Security Documents, the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)    Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, or in connection with any Security Document, the Intercreditor Agreement or any Junior Lien Intercreditor Agreement, if any, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 1206 and Section 106 hereof. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)    Notwithstanding anything to the contrary contained herein but subject to the terms of the Intercreditor Agreement or any Junior Lien Intercreditor Agreement, if any, the Collateral Agent shall act pursuant to the instructions of the Note Secured Parties as provided in this Supplemental Indenture solely with respect to the Security Documents.

(z)    If any Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor of such Collateral Agent.

ARTICLE XIII

NOTE GUARANTEES

Section 1301.    Guarantees Generally.

(a)    Parent Guarantees. Parent, as a primary obligor and not merely as a surety, hereby irrevocably and fully and unconditionally, jointly and severally guarantees (the “Parent Guarantee,” and Parent in such capacity, the “Parent Guarantor”), on a secured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Supplemental Indenture and each series of the Notes, whether for principal of or interest on each series of the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by each Parent Guarantor being herein called the “Parent Guaranteed Obligations”).

(b)    Guarantee of Each Subsidiary Guarantor. Each Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably, absolutely and fully and unconditionally guarantee, on a secured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and each series of the Notes, whether for principal of or interest on each series of the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”, together with the Parent Guaranteed Obligations, the “Guaranteed Note Obligations”). Such Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders of each series in enforcing any rights under its Subsidiary Guarantee.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(c)    Further Agreements of Each Guarantor.

(i)    Each Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Supplemental Indenture, each series of the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Guarantee is made on any particular series of Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(ii)    Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 408) its Guarantee will not be discharged except by complete performance of the obligations contained in each series of the Notes, this Supplemental Indenture and this Guarantee. Such Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of each series of Notes and the Trustee, on the other hand, subject to this Article X, (1) the maturity of the obligations guaranteed by its Guarantee may be accelerated as and to the extent provided in Article VI for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor in accordance with the terms of this Section 1301 for the purpose of such Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Note Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their obligations under their respective Guarantees or under this Supplemental Indenture.

(iii)    Until terminated in accordance with Section 408, each Guarantee will remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(d)    Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from the Company or any non-paying Guarantor that has also Guaranteed the relevant Guaranteed Note Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(e)    Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that its Guarantee, and the waiver set forth in Section 1305 are knowingly made in contemplation of such benefits.

(f)    Each Guarantor, pursuant to its Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Guarantee.

Section 1302.    Continuing Guarantees.

(a)    Each Guarantee shall be a continuing Guarantee and will (i) subject to Section 408, remain in full force and effect until payment in full of the principal amount of all Outstanding Notes of the applicable series (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Parent Guaranteed Obligations of the Parent Guarantor and Subsidiary Guaranteed Obligations of the Subsidiary Guarantor then due and owing, (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders of each series of the notes and their permitted successors, transferees and assigns.

(b)    The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Guarantor hereunder and under its Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.

Section 1303.    [Reserved].

Section 1304.    [Reserved].

Section 1305.    Waiver of Subrogation. Each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes and this Supplemental Indenture or such Guarantor’s obligations under its Guarantee and this Supplemental Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Supplemental Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Supplemental Indenture.

Section 1306.    Notation Not Required. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any such release, termination or discharge thereof.

Section 1307.    Successors and Assigns of Guarantors. All covenants and agreements in this Supplemental Indenture by each Guarantor shall bind its respective successors and assigns, whether so expressed or not.

Section 1308.    Execution and Delivery of Subsidiary Guarantees. The Company shall cause each Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 408, and each Subsidiary of the Company that the Company causes to become a Subsidiary Guarantor pursuant to Section 408, to promptly execute and deliver to the Trustee and the Collateral Agent a Supplemental Indenture substantially in the form set forth in Exhibit B to this Supplemental Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, evidencing its Subsidiary Guarantee with respect to each series of the Notes on substantially the terms set forth in this Article XIII. Concurrently therewith, the Company shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and the Collateral Agent to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such Supplemental Indenture is a valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

Section 1309.    Notices. Notice to any Guarantor shall be sufficient if addressed to such Guarantor care of the Company at the address, place and manner provided in Section 109.

ARTICLE XIV

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF THE NOTES

Section 1401.    Interpretation of Base and Supplemental Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture supersede any similar provisions included in the Base Indenture with respect to the Notes unless not permitted by law.

Section 1402.    Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 1403.    Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1404.    Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 1405.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH SERIES OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

Section 1406.    Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 1407.    Duplicate Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Section 1408.    Intercreditor Agreements

Reference is made to the Intercreditor Agreement and any Junior Lien Intercreditor Agreement (if applicable). Each Holder, by its acceptance of a Note, (a) consents to the priority of Liens and payments provided for in the Intercreditor Agreement and any Junior Lien Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any such Junior Lien Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent and the Trustee to enter into the Intercreditor Agreement and any Junior Lien Intercreditor Agreement as the Collateral Agent and as representative on behalf of such Holder, including without limitation, making the representations of the Holders contained therein, and including any amendments, restatements or supplements thereto providing for, inter alia, substantially the same rights, priorities and obligations referred to in the applicable intercreditor agreement and covering any other matters incidental thereto. Upon the Collateral Agent’s entry into the Intercreditor Agreement, the First Lien Secured Parties in respect of such First Lien Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First Lien Secured Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:	/s/ Bradford G. Ankerholz
Name: Bradford G. Ankerholz
Title: Senior Vice President and Treasurer

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC, as a Guarantor

By:	/s/ Bradford G. Ankerholz
Name: Bradford G. Ankerholz
Title: Senior Vice President and Treasurer

FIELD CONTAINER QUERETARO (USA), L.L.C., as a Guarantor

By:	/s/ Bradford G. Ankerholz
Name: Bradford G. Ankerholz
Title: Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ David Ferrell
Name:	David Ferrell
Title:	Vice President

EXHIBIT A-1

Form of Note1

(FACE OF NOTE)

GRAPHIC PACKAGING INTERNATIONAL, LLC

0.821% Senior Secured Notes Due 2024

CUSIP No. No.	$

Graphic Packaging International, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Company”), promises to pay to                , or registered assigns, the principal sum of $                 ([                ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Section 312 of the Indenture referred to on the reverse hereof)]2 (the “Principal Amount”) on April 15, 2024. The Company promises to pay interest semi-annually on April 15 and October 15 of each year, commencing October 15, 2021, at the rate of 0.821% per annum, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]3 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [                ]4.]5 Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the

[1]	Insert any applicable legends from Article II.
[2]	Include only if the Note is issued in global form.
[3]	Include only for Notes issued on the Issue Date.
[4]

Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

[5]	Include only for Additional Notes.

Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GRAPHIC PACKAGING INTERNATIONAL, LLC

By
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 0.821% Senior Secured Notes due 2024 of the Company (herein called the “Notes”), issued under an Indenture, dated as of November 6, 2014, as supplemented by the Sixth Supplemental Indenture, dated as of March 8, 2021 (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), which Indenture has been supplemented prior to the date hereof by the First Supplemental Indenture dated as of November 6, 2014, the Second Supplemental Indenture, dated as of August 11, 2016, the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2022), the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2024), the Third Supplemental Indenture, dated as of June 25, 2019, the Fourth Supplemental Indenture, dated as of March 6, 2020 and the Fifth Supplemental Indenture, dated as of August 28, 2020, among the Company, Graphic Packaging International Partners, LLC, other Guarantors party thereto and the other Guarantors from time to time parties thereto, as Guarantors, and U.S. Bank National Association, as the Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and U.S. Bank National Association, as the Collateral Agent (herein called the “Collateral Agent,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note is entitled to the benefits of the certain senior Guarantees of the Guarantors and may hereafter be entitled to certain other senior Guarantees made for the benefit of the Holders. Reference is made to Article XIII of the Indenture and to the Guarantees for terms relating to such Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Guarantor shall be required to make any notation on this Note to reflect any Guarantee or any such release, termination or discharge.

The Notes may be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, prior to March 15, 2024 (such date, the “Par Call Date”) at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the date of redemption or purchase (the “Redemption Date”) (subject to Section 307 of the Indenture). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the occurrence of a Change of Control or another corporate or finance transaction.

At any time on or after the Par Call Date, the Company may, in whole at any time or in part from time to time, redeem the notes (including any additional notes) at its option upon not less than

30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

The Indenture provides that upon the occurrence of a Change of Control Repurchase Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000.00 and any integral multiple of $1,000.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration or transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Guarantor under the Indenture, the Notes or any Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES.

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to 409 of the Indenture, check the box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 409 of the Indenture, state the amount (in principal amount) below:

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

Date of Exchange	Amount of Decreases in Principal Amount of this Global Note	Amount of Increases in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decreases or Increases	Signature of Authorized Officer of Trustee or Notes Custodian

EXHIBIT A-2

Form of Note1

(FACE OF NOTE)

GRAPHIC PACKAGING INTERNATIONAL, LLC

1.512% Senior Secured Notes Due 2026

CUSIP No.

No.	$

Graphic Packaging International, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Company”), promises to pay to                , or registered assigns, the principal sum of $                 ([                ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Section 312 of the Indenture referred to on the reverse hereof)]2 (the “Principal Amount”) on April 15, 2026. The Company promises to pay interest semi-annually on April 15 and October 15 of each year, commencing October 15, 2021, at the rate of 1.512% per annum, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]3 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [                ]4.]5 Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[1]	Insert any applicable legends from Article II.
[2]	Include only if the Note is issued in global form.
[3]	Include only for Notes issued on the Issue Date.
[4]

Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

[5]	Include only for Additional Notes.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GRAPHIC PACKAGING INTERNATIONAL, LLC

By
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 1.512% Senior Secured Notes due 2026 of the Company (herein called the “Notes”), issued under an Indenture, dated as of November 6, 2014, as supplemented by the Sixth Supplemental Indenture, dated as of March 8, 2021 (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), which Indenture has been supplemented prior to the date hereof by the First Supplemental Indenture dated as of November 6, 2014, the Second Supplemental Indenture, dated as of August 11, 2016, the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2022), the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2024), the Third Supplemental Indenture, dated as of June 25, 2019, the Fourth Supplemental Indenture, dated as of March 6, 2020 and the Fifth Supplemental Indenture, dated as of August 28, 2020, among the Company, Graphic Packaging International Partners, LLC, the other Guarantors party thereto and the other Guarantors from time to time parties thereto, as Guarantors, U.S. Bank National Association, as the Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and U.S. Bank National Association, as Trustee (herein called the “Collateral Agent,” which term includes any successor trustee under the Indenture, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note is entitled to the benefits of the certain senior Guarantees of the Guarantors and may hereafter be entitled to certain other senior Guarantees made for the benefit of the Holders. Reference is made to Article XIII of the Indenture and to the Guarantees for terms relating to such Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Guarantor shall be required to make any notation on this Note to reflect any Guarantee or any such release, termination or discharge.

The Notes may be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, prior to March 15, 2026 (such date, the “Par Call Date”) at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the date of redemption or purchase (the “Redemption Date”) (subject to Section 307 of the Indenture). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the occurrence of a Change of Control or another corporate or finance transaction.

At any time on or after the Par Call Date, the Company may, in whole at any time or in part from time to time, redeem the notes (including any additional notes) at its option upon not less than

30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

The Indenture provides that upon the occurrence of a Change of Control Repurchase Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000.00 and any integral multiple of $1,000.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration or transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Guarantor under the Indenture, the Notes or any Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE NOTE GUARANTEES.

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto _____________________________

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to 409 of the Indenture, check the box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 409 of the Indenture, state the amount (in principal amount) below:

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

Date of Exchange	Amount of Decreases in Principal Amount of this Global Note	Amount of Increases in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decreases or Increases	Signature of Authorized Officer of Trustee or Notes Custodian

EXHIBIT B

Form of Supplemental Indenture in Respect of Guarantee

SUPPLEMENTAL INDENTURE, dated as of [                ] (this “Supplemental Indenture”), among [name of Guarantor] (the “Subsidiary Guarantor”), Graphic Packaging International, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), and each other then-existing Guarantor under the Indenture referred to below (the “Existing Guarantors”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as Trustee and as Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS the Company, any Existing Guarantors, the Trustee and the Collateral Agent have heretofore become parties to an Indenture, dated as of November 6, 2014, as supplemented by the Sixth Supplemental Indenture, dated as of March 8, 2021 (as may be further amended, supplemented, waived or otherwise modified, the “Indenture”), which Indenture has been supplemented prior to the date hereof by the First Supplemental Indenture dated as of November 6, 2014, the Second Supplemental Indenture, dated as of August 11, 2016, the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2022), the Supplemental Indenture dated as of October 23, 2017 (in connection with the Existing Senior Notes due 2024), the Third Supplemental Indenture, dated as of June 25, 2019, the Fourth Supplemental Indenture, dated as of March 6, 2020, providing for the issuance of 3.500% Senior Notes due 2029 and the Fifth Supplemental Indenture, dated as of August 28, 2020, providing for the issuance of 3.500% Senior Notes due 2029 of the Company (the “Notes”);

WHEREAS Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Guaranteed Note Obligations under the Notes of the each series pursuant to a Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Guarantor has guaranteed, and on such Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:

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1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to Guarantee. [The] [Each] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other Subsidiary Guarantors and fully and unconditionally, to guarantee the Guaranteed Note Obligations under the Indenture and the Notes of each series on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3.    Termination, Release and Discharge. [The] [Each] Subsidiary Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the] [each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Guarantee, as and when provided in Section 408 of the Indenture.

4.    Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Subsidiary Guarantor’s Guarantee or any provision contained herein or in Article XIII of the Indenture.

5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES OF EACH SERIES AND (BY THEIR ACCEPTANCE OF THE NOTES OF EACH SERIES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes of each series heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.    Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.    Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTOR], as Subsidiary Guarantor

By:
Name:
Title:

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:
Name:
Title:

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC, as an Existing Guarantor

By:
Name:
Title:

FIELD CONTAINER QUERETARO (USA), L.L.C., as an Existing Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:
Name:
Title:

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